Exhibit 4.8


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                                CREDIT AGREEMENT

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                                      among


                           CHROMCRAFT REVINGTON, INC.

                                       and


                            THE LENDERS PARTY HERETO
                                       and


                     NATIONAL CITY BANK OF INDIANA, AS AGENT





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                           Dated as of March 12, 2002


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

                                                        TABLE OF CONTENTS
ARTICLE 1.  DEFINITIONS...........................................................................................1
         1.1.     Defined Terms...................................................................................1
         1.2.     Rules of Construction..........................................................................14
         1.3.     Accounting Terms...............................................................................14

ARTICLE 2.  CREDIT...............................................................................................14
         2.1.     Commitments....................................................................................14
                  (a)      Revolving Commitment..................................................................14
                  (b)      Swing Line Loans/Mandatory Funding....................................................14
                  (c)      Term Loan Commitment..................................................................15
         2.2.     Interest ......................................................................................15
                  (a)      Revolving Commitment..................................................................15
                  (b)      Swing Line Loans......................................................................16
                  (c)      Term Loan.............................................................................16
                  (d)      General...............................................................................16
         2.3.     Payments of Principal and Interest.............................................................16
                  (a)      Revolving Commitment..................................................................16
                  (b)      Swing Line Loans......................................................................17
                  (c)      Term Loan....... .....................................................................17
                  (d)      Mandatory Prepayments and Reductions..................................................17
                  (e)      Optional Prepayments..................................................................18
                  (f)      Method of Payment.....................................................................18
                  (g)      Banking Day...........................................................................18
         2.4.     Method of Advance..............................................................................19
                  (a)      Revolving Commitment..................................................................19
                  (b)      Swing Line Loans......................................................................19
                  (c)      Term Loan......  .....................................................................20
                  (d)      General...............................................................................20
         2.5.     Procedures for Electing LIBOR Optional Rates...................................................20
         2.6.     Fees     ......................................................................................22
                  (a)      Commitment Fee - Revolving Commitment.................................................22
                  (b)      Up Front Fees.........................................................................22
                  (c)      Agent and Arrangement Fees............................................................22
                  (d)      Rates Applicable After Default........................................................22
         2.7.     Reductions of Revolving Commitment.............................................................23
         2.8.     Non-Receipt of Funds by the Agent..............................................................23
                  (a)      From the Lenders......................................................................23
                  (b)      From Borrower.........................................................................23
         2.9.     Issuance of Letters of Credit..................................................................24
         2.10.    Letters of Credit Participation and Fees.......................................................25
         2.11.    Reimbursement of Letters of Credit.............................................................26
         2.12.    Use of Proceeds................................................................................27
         2.13     Lending Installations..........................................................................27


ARTICLE 3.  SECURITY AND GUARANTY................................................................................27
         3.1.     Collateral.....................................................................................27
         3.2.     Guaranty.......................................................................................28

SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................................................28
         4.1.     Organization; Corporate Powers.................................................................28
         4.2.     Authority......................................................................................28
         4.3.     No Conflict....................................................................................29
         4.4.     Financial Statements...........................................................................29
         4.5.     No Material Adverse Change.....................................................................29
         4.6.     Taxes..........................................................................................29
                  (a) Tax Examinations...........................................................................29
                  (b) Payment of Taxes...........................................................................30
         4.7.     Litigation; Loss Contingencies and Violations..................................................30
         4.8.     Subsidiaries...................................................................................30
         4.9.     ERISA..........................................................................................31
         4.10.    Accuracy of Information........................................................................32
         4.11.    Material Agreements............................................................................32
         4.12.    Compliance with Laws...........................................................................32
         4.13.    Assets and Properties..........................................................................32
         4.14.    Insurance......................................................................................32
         4.15.    Environmental Matters..........................................................................32
         4.16.    Solvency.......................................................................................33
         4.17.    Indebtedness...................................................................................33
         4.18.    Contracts of Surety............................................................................33
         4.19.    Licenses.......................................................................................33
         4.20.    Force Majeure..................................................................................34
         4.21.    Margin Stock...................................................................................34
         4.22.    Approvals......................................................................................34
         4.23.    Regulation.....................................................................................34
         4.24.    Special Stock Redemption.......................................................................34
         4.25.    ESOP...........................................................................................34
         4.26.    General........................................................................................35
         4.27.    Supplemental Disclosure........................................................................35

SECTION 5.  COVENANTS............................................................................................35
         5.1.     Affirmative Covenants..........................................................................35
                  (a)      Financial Reporting...................................................................35
                  (b)      Good Standing.........................................................................37
                  (c)      Taxes, Etc............................................................................37
                  (d)      Maintain Properties...................................................................37
                  (e)      Insurance        .....................................................................37
                  (f)      Books and Records.....................................................................37
                  (g)      Reports...............................................................................38
                  (h)      Licenses..............................................................................38
                  (i)      Notice of Material Adverse Change.....................................................38



                  (j)      Conduct of Business...................................................................38
                  (k)      Compliance with Laws..................................................................38
                  (l)      Use of Proceeds.......................................................................38
                  (m)      Loan Payments.........................................................................38
                  (n)      Notice of Environmental Matters/Environmental Audits..................................38
                  (o)      Banking Accounts......................................................................39
                  (p)      ESOP..................................................................................39
                  (q)      Title Insurance.......................................................................40
                  (r)      Survey................................................................................40
                  (s)      Post-Closing Covenant.................................................................41
         5.2.     Negative Covenants.............................................................................41
                  (a)      Dispose of Property...................................................................41
                  (b)      Further Encumber......................................................................41
                  (c)      Dividends.............................................................................41
                  (d)      Purchase Stock........................................................................41
                  (e)      Borrowings............................................................................41
                  (f)      Loans, Etc............................................................................41
                  (g)      Contingent Obligations................................................................42
                  (h)      Merger, Acquisitions, Etc.............................................................42
                  (i)      Change Name and Place of Business.....................................................43
                  (j)      Accounting Policies...................................................................43
                  (k)      Change of Business....................................................................43
                  (l)      Benefit Plans.........................................................................43
                  (m)      ESOP..................................................................................43
                  (n)      Transactions with Affiliates..........................................................43
                  (o)      Sales and Leasebacks..................................................................43
                  (p)      Corporate Documents...................................................................44
                  (q)      Restrictive Agreements................................................................44
         5.3.     Financial Covenants............................................................................44
                  (a)      Consolidated Tangible Net Worth.......................................................44
                  (b)      Leverage Ratio........................................................................44
                  (c)      Fixed Charge Coverage Ratio...........................................................44

ARTICLE 6.  CONDITIONS PRECEDENT TO LOANS........................................................................44
         6.1      Conditions to Initial Advance..................................................................44
                  (a)      Authorization.........................................................................44
                  (b)      Loan Documents........................................................................45
                  (c)      Guaranty..............................................................................45
                  (d)      Incumbency Certificates...............................................................45
                  (e)      Opinions of Counsel...................................................................45
                  (f)      UCC Searches..........................................................................45
                  (g)      Regulation U..........................................................................45
                  (h)      Compliance Certificate................................................................45
                  (i)      Fees..................................................................................45
                  (j)      Termination of Existing Credit Agreement..............................................45
                  (k)      Insurance Certificate.................................................................45



                  (l)      Repurchase Documents..................................................................46
                  (m)      Leverage Ratio........................................................................46
                  (n)      Additional Documentation..............................................................46
                  (o)      Certificate of No Default.............................................................46
                  (p)      Valuation and Fairness Opinions.......................................................46
         6.2      Conditions to Subsequent Advances..............................................................46
                  (a)      No Default............................................................................46
                  (b)      Representations and Warranties........................................................46
                  (c)      Legal Matters.........................................................................46
                  (d)      Expenses..............................................................................46
         6.3      Special Conditions to Advances for Permitted Acquisitions......................................46
                  (a)      Written Requests......................................................................46
                  (b)      Acquisition Documents.................................................................47
                  (c)      Representations of Target's Financial Statements......................................47
                  (d)      Expenses..............................................................................47

ARTICLE 7.  DEFAULT..............................................................................................47

SECTION 8.  REMEDY...............................................................................................50
         8.1.     Acceleration...................................................................................50
         8.2.     Deposit to Secure Reimbursement Obligations....................................................50
         8.3      Subrogation....................................................................................51
         8.4.     Preservation of Rights.........................................................................51
         8.5.     Actions by the Agent/Default Rate..............................................................51

SECTION 9.  THE AGENT............................................................................................51
         9.1.     Appointment; Nature of Relationship............................................................51
         9.2.     Powers.........................................................................................52
         9.3.     General Immunity...............................................................................52
         9.4.     No Responsibility for Loans, Recitals, etc.....................................................52
         9.5.     Action on Instructions of Lenders..............................................................52
         9.6.     Employment of Agents and Counsel...............................................................53
         9.7.     Reliance on Documents; Counsel.................................................................53
         9.8.     Agent's Reimbursement and Indemnification......................................................53
         9.9.     Notice of Default..............................................................................53
         9.10.    Rights as a Lender.............................................................................53
         9.11.    Lender Credit Decision.........................................................................54
         9.12.    Successor Agent................................................................................54
         9.13.    Delegation to Affiliates.......................................................................55
         9.14.    Execution of Collateral Documents..............................................................55
         9.15.    Collateral Releases............................................................................55

SECTION 10.  SET OFF; RATABLE PAYMENTS...........................................................................55
         10.1.    Set Off........................................................................................55
         10.2.    Ratable Payments...............................................................................55
         10.3.    Ratable Benefit................................................................................56


         10.4.    Liquidation of Collateral......................................................................56
         10.5.    Adjustments....................................................................................56

SECTION 11.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...................................................56
         11.1.    Successors and Assigns.........................................................................56
         11.2.    Participations.................................................................................57
                  (a)      Permitted Participations; Effect......................................................57
                  (b)      Voting Rights.........................................................................57
                  (c)      Benefit of Set-off....................................................................57
         11.3.    Assignments....................................................................................58
                  (a)      Permitted Assignments.................................................................58
                  (b)      Effect; Effective Date................................................................58
         11.4.    Dissemination of Information...................................................................59
         11.5.    Tax Treatment..................................................................................59

SECTION 12.  GENERAL PROVISIONS..................................................................................59
         12.1.    Waivers, Amendments and Remedies...............................................................59
         12.2.    Survival of Representations....................................................................59
         12.3.    Governmental Regulation........................................................................59
         12.4.    Taxes..........................................................................................60
         12.5.    Choice of Law..................................................................................60
         12.6.    Headings.......................................................................................60
         12.7.    Entire Agreement...............................................................................60
         12.8.    Expenses.......................................................................................60
         12.9.    Indemnification................................................................................60
         12.10.   Confidentiality................................................................................61
         12.11.   Giving Notice..................................................................................61
         12.12.   Counterparts...................................................................................61
         12.13.   Incorporation by Reference.....................................................................61
         12.14.   Time of Essence................................................................................62
         12.15.   No Joint Venture...............................................................................62
         12.16.   Severability...................................................................................62
         12.17.   Waiver of Setoff...............................................................................62
         12.18.   Gender.........................................................................................62
         12.19.   Lenders Not in Control.........................................................................62
         12.20.   Additional Amounts Payable.....................................................................62
         12.21.   Application of Proceeds........................................................................63
         12.22.   Foreign Lender Withholding Tax.................................................................63
         12.23.   Replacement of Lenders.........................................................................63
         12.24.   Relationship of Parties; Mutual Release of Consequential Damages...............................64
         12.25.   Waiver of Jury Trial...........................................................................64

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of the 12th day of March, 2002, among CHROMCRAFT REVINGTON, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto, and NATIONAL CITY BANK OF INDIANA, a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent"). The parties agree as follows:

ARTICLE 1.        DEFINITIONS
Section 1.1       Defined Terms.  As used in this Agreement:

         "Adjusted LIBOR" means, for each LIBOR Loan, the rate per annum (rounded up, if necessary, to the nearest 1/16%) determined by the Agent to be equal to the quotient of (a) the LIBOR divided by (b) 1 minus the Reserve Requirement.

         "Advance" means a disbursement of proceeds of the Loans.

         "Affiliate" means, with respect to any Person, any other Person (a) directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such Person, and (b) that directly or indirectly owns more than Ten Percent (10%) of any class of the voting securities or Capital Stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means National City Bank of Indiana, in its capacity as agent for the Lenders hereunder, and any successor Agent appointed pursuant to this Agreement.

         "Agreement" means this Credit Agreement, as amended from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day, or (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Alternate Base Rate Loan" means any Loan when and to the extent that the interest rate thereof is determined by reference to the Alternate Base Rate.

         "Applicable Margin" and "Applicable Fee" is determined by reference to the following tables:

                                                                                  Applicable Margin
                                                     Applicable Margin            for Alternate Base
                  Leverage Ratio                     for LIBOR Loans                   Rate Loans
                  --------------                     ------------------         ----------------------
                  Equal to or greater than
                  2.50 to 1.00                                 2.50%                        .75%

                  Less than 2.50 to 1.00
                  but greater than or equal
                  to 2.00 to 1.00                               2.125%                      .50%

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CREDIT AGREEMENT                                                        PAGE 1

                  Less than 2.00 to 1.00
                  but greater than or equal
                  to 1.50 to 1.00                               1.75%                        .25%

                  Less than 1.50 to 1.00
                  but greater than or equal
                  to 1.00 to 1.00                               1.375%                         -0-

                  Less than 1.00 to 1.00                        1.00%                          -0-

                                                        Applicable Fee            Applicable Fee
                                                     for Standby Letters         for Commitment
                  Leverage Ratio                             of Credit                       Fee
                  ------------------                 -------------------------- -------------------------

                  Equal to or greater than
                  2.50 to 1.00                                 2.50%                        .50%

                  Less than 2.50 to 1.00
                  but greater than or equal
                  to 2.00 to 1.00                               2.125%                      .375%

                  Less than 2.00 to 1.00
                  but greater than or equal
                  to 1.50 to 1.00                               1.75%                        .25%

                  Less than 1.50 to 1.00
                  but greater than or equal
                  to 1.00 to 1.00                               1.375%                       .25%

                  Less than 1.00 to 1.00                        1.00%                        .20%

         The Applicable Margin and the Applicable Fee shall initially be determined based on a Leverage Ratio less than 2.50 to 1.00 but greater than
2.00 to 1.00. The Applicable Margin and the Applicable Fee shall be subject to adjustment quarterly commencing with Borrower's Financial Statements as of the fiscal quarter ending March 31, 2002. Adjustments, if any, to the Applicable Margin and the Applicable Fee shall be effective five (5) Banking Days after the Agent has received Borrower's Financial Statements delivered to the Lenders pursuant to Section 5.1(a) hereof for the immediately preceding fiscal quarter. In the event the Lenders have not received the required Financial Statements pursuant to Section 5.1(a) hereof within the time periods provided therein, the maximum Leverage Ratio and the highest Applicable Margin and Applicable Fee set forth in the foregoing tables shall be conclusively presumed to be correct until five (5) Banking Days after the applicable Financial Statements are so delivered. In no event shall the Applicable Margin and the Applicable Fee be adjusted downward if there exists a Default on the date on which such downward adjustment would otherwise become effective until such time as the Default has been cured, waived or ceases to exist. The provisions of this definition are not intended to, and shall not be construed to, authorize any violation by Borrower of Section 5.3(b) hereof or to constitute a waiver thereof or any commitment by the Lenders to waive any violation by Borrower of Section 5.3(b) hereof.

         "Authorized Officer" means any officer or employee of Borrower whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement are evidenced by (a) a certified copy of an appropriate resolution of the Board of Directors of Borrower, or (b) a written authorization specifying an employee of Borrower signed by an Authorized Officer.
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CREDIT AGREEMENT                                                        PAGE 2

         "Banking Day" means a day on which the principal domestic office of all the Lenders is open for the purpose of conducting substantially all of its business activities, and, if the applicable day relates to a LIBOR Loan, LIBOR Interest Period, or notice with respect to a LIBOR Loan, a day on which dealings in U.S. dollar deposits are carried on in the London interbank market and Lenders are open for business in London.

         "Borrower" shall have the meaning ascribed in the first paragraph of this Agreement.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interest, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Capitalized Lease" means any lease of property which would be capitalized on a balance sheet of a Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" means the amount of the obligations of a Person under Capitalized Leases which would be shown as liabilities on a balance sheet of such Person prepared in accordance with GAAP.

         "Change in Control" means, and shall be deemed to have occurred if, (a) any Person or group of Persons (other than (i) Borrower, (ii) any Subsidiary of Borrower, (iii) any employee or director benefit plan or stock plan of Borrower (including the ESOP) or a Subsidiary of Borrower or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan) shall have acquired beneficial ownership of shares representing more than Twenty-Five Percent (25%) of the combined voting power represented by the outstanding voting shares of Borrower (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), or (b) during any period of twelve (12) consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of Borrower, or (c) Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of Borrower is reclassified or changed into or exchanged for cash, securities or other property.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder.

         "Collateral Documents" means each Mortgage, and each Pledge and Security Agreement, in substantially the form of Exhibit D hereto, duly executed by Borrower and each domestic Subsidiary to the Agent for the benefit of the Lenders to secure the Obligations, including any amendment or modification thereof and any financing statements and any other collateral documents now or hereafter executed by Borrower or a Guarantor to secure the Obligations.

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CREDIT AGREEMENT                                                        PAGE 3

         "Commitment Fee" means the fee required to be paid by Borrower pursuant to Section 2.6(a) hereof.

         "Compliance Certificate" means a Compliance Certificate, in the form attached hereto as Exhibit G, duly executed by the chief executive officer or chief financial officer of Borrower.

         "Consolidated Net Worth" means the excess of Borrower's consolidated total assets over Borrower's Consolidated Total Liabilities, each determined in accordance with GAAP and as shown on the balance sheets furnished to the Lenders from time to time pursuant to Section 5.1(a) hereof.

         "Consolidated Tangible Net Worth" means, on any date of determination, the amount by which (a) Consolidated Net Worth exceeds (b) the sum of (i) all assets which would be classified as intangible assets under GAAP, including without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, operating permits, unamortized debt discount and expense, organization costs, and research and development costs, (ii) minority interests in subsidiaries, (iii) cash set apart and held in a sinking or other similar fund established for the purpose of redemption or other retirement of Capital Stock, (iv) to the extent not otherwise deducted, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by Borrower, and (v) any revaluation or other write-up in book value of assets subsequent to the date hereof.

         "Consolidated Total Liabilities" means the consolidated total liabilities of Borrower and its Subsidiaries, determined in accordance with GAAP and as shown in the Financial Statements.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental Laws.

         "Contingent Obligation", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorse (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

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CREDIT AGREEMENT                                                        PAGE 4

         "Contractual Obligation", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Default" means an event described in Article 7 hereof.

         "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

         "EBITDAE" means, with respect to Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, income taxes paid or accrued, plus (c) interest expense, plus (d) to the extent deducted in determining Net Income, depreciation and amortization, plus to the extent deducted in determining Net Income, ESOP Compensation, plus (e) to the extent deducted in determining Net Income, the lesser of (i) the costs and expenses incurred in connection with the Special Stock Redemption and the establishment of the Facilities or (ii) One Million Five Hundred Thousand Dollars ($1,500,000), plus (f) to the extent deducted in determining Net Income, non-cash expenses for stock compensation; in each instance determined for the trailing four (4) quarter period ending on the date of determination.

         "Eligible Transferees" means a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder).

         "Employee Benefit Plans" shall have the meaning ascribed thereto in
Section 4.9 hereof.

         "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Hazardous Materials Transportation Act, 42 U.S.C. Section 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section Section 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section Section 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section Section 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Section Section 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. Section Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 7401 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section Section 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section Section 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. Section
Section 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section Section 300(f) et seq., and any similar or implementing state law, and all amendments, rules, and regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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CREDIT AGREEMENT                                                        PAGE 5

         "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with Borrower would be treated as a single employer under ERISA.

         "ESOP" means the employee stock ownership plan and trust established pursuant to the ESOP Plan.

         "ESOP Compensation" means Borrower's compensation expense determined in accordance with the American Institute of Certified Public Accountants Statement of Position 93-6.

         "ESOP Loan" means the Twenty Million Dollar ($20,000,000) loan from Borrower to the ESOP to be used to acquire qualifying employer securities of Borrower.

         "ESOP Plan" means the Chromcraft Revington, Inc. Employee Stock Ownership Plan adopted by Borrower effective January 1, 2002 and the Chromcraft Revington, Inc. Employee Stock Ownership Trust effective January 1, 2002.

         "Existing Credit Agreement" means the Credit Agreement dated as of December 20, 2000 among Borrower, the banks party thereto and the Agent.

         "Facilities" means the Revolving Commitment, the Swing Line Commitment, the Term Loan, the Letters of Credit, and any other credit facility provided by the Lenders from time to time pursuant to this Agreement.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations at approximately 10:00 A.M. (Chicago time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion (rounded upward, if necessary, to the nearest 1/16%).

          "Financial Statements" means, as the context may require, (a) the consolidated balance sheets of Borrower and its Subsidiaries as of December 31, 2001 and their consolidated statements of income and retained earnings and consolidated statement of cash flows for the periods then ended, and (b) the consolidated financial statements of Borrower and its Subsidiaries furnished from time to time pursuant to Section 5.1(a) hereof; in all cases, together with any accompanying notes thereto, and any other documents or data furnished in connection therewith.

         "Fixed Charge Coverage Ratio" means, with respect to Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) the sum of (i) EBITDAE minus (ii) Capital Expenditures divided by
(b) the sum of (i) cash interest expense, plus (ii) scheduled payments of all long term Indebtedness plus (iii) cash taxes; in each instance determined for the trailing four (4) quarter period ending on the date of determination. The Fixed Charge Coverage Ratio shall be determined in accordance with GAAP and as shown in the Financial Statements.

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CREDIT AGREEMENT                                                        PAGE 6

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Accounting Standards Board and recognized and interpreted by the American Institute of Certified Public Accountants.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limiting the generality of the foregoing, any agency, body, commission, court or department thereof, whether federal, state, local or foreign.

        "Guarantors" means, jointly and severally, Chromcraft Corporation, Peters-Revington Corporation, Silver Furniture Co., Inc., Silver Furniture Manufacturing Co., Inc., CRI Capital Corporation, Korn Industries, Incorporated, CRI Corporation-Sumter, Cochrane Furniture Company, Inc., CRI Realty Company, LLC and any other Subsidiaries of Borrower created or acquired from time to time after the date hereof.

         "Guaranty" means the Subsidiary Guaranty, in substantially the form of Exhibit F hereto, duly executed by each of the Guarantors to the Lenders in connection with the "Obligations, including any modification or replacement thereof.

         "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but to limited to, dollar-endorsement or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Indebtedness" of any Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or products from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit and
(h) Hedging Obligations. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

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CREDIT AGREEMENT                                                        PAGE 7

         "LC Issuer" means National City (or any subsidiary or affiliate of National City designated by National City which has a credit rating not less National City's credit rating) in its capacity as issuer of the Letters of Credit hereunder.

         "Lender" means the lending institutions listed on Schedule I hereto, their successors and assigns, as well as any Person which becomes a "Lender" hereunder pursuant to Section 11.3 hereof.

         "Lender Default" shall mean (a) the refusal (which has not been retracted) of a Lender to make available its portion of any borrowing hereunder or (b) a Lender having notified in writing Borrower and/or the Agent that it does not intend to comply with its obligations under Article 2 hereof, in the case of either clause (a) or (b) as a result of any takeover of such Lender by any regulatory authority or agency.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.13 hereof.

         "Letters of Credit" means standby and commercial letters of credit, now or hereafter issued by the LC Issuer, from time to time, at the request of, and for the account of, Borrower and issued on behalf of Borrower or a Guarantor pursuant to Section 2.9 hereof.

         "Letter of Credit Applications" means, collectively, each Application for Standby Letter of Credit and each Application and Agreement for Irrevocable Letter of Credit, in the forms prescribed by the LC Issuer, duly executed by Borrower in favor of the LC Issuer, from time to time, to govern a Letter of Credit, as any of the same may be amended from time to time.

         "Leverage Ratio" means, with respect to Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) all interest-bearing Indebtedness (including Capitalized Lease Obligations), divided by (b) EBITDAE. The Leverage Ratio shall be determined in accordance with GAAP and as shown in the Financial Statements.

         "LIBOR" means, with respect to each LIBOR Advance for the relevant LIBOR Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Banking Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, (a) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBOR for the relevant LIBOR Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Banking Days prior to the first day of such LIBOR Interest Period, and (b) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBOR for the relevant LIBOR Interest Period shall instead be the rate determined by the Agent to be the rate at which National City or one of its affiliate banks offers to place deposits in U.S. dollars with first-class lenders in the London interbank market at approximately 11:00 a.m. (London time) two (2) Banking Days prior to the first day of such LIBOR Interest Period, in the appropriate amount of National City's relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

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CREDIT AGREEMENT                                                        PAGE 8

         "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of one (1), two (2), three (3) or six (6) months commencing on a Banking Day selected by Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on the day which corresponds numerically to such date one (1), two
(2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second (2nd), third (3rd) or sixth (6th) succeeding month, such LIBOR Interest Period shall end on the last Banking Day of such next, second (2nd), third (3rd) or sixth (6th) succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Banking Day, such LIBOR Interest Period shall end on the next succeeding Banking Day, provided, however, that if said next succeeding Banking Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Banking Day.

         "LIBOR Loans" means any Loan when and to the extent that the interest rate thereof is determined by reference to the Adjusted LIBOR.

         "LIBOR Optional Rate" means a rate selected by Borrower to be calculated by reference to the Adjusted LIBOR.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranty, any Letter of Credit Applications, and any other documents or instruments now or hereafter executed and delivered by or on behalf of Borrower to any Lender or the Agent to evidence, govern or secure the Obligations.

         "Loans" means, with respect to a Lender, such Lender's loan made pursuant to Article 2 (or any conversion or continuation thereof).

         "Mandatory Funding" shall have the meaning ascribed thereto in Section 2.1(b) hereof.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower, or Borrower and its Subsidiaries, taken as a whole, (b) the ability of Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Agent to enforce in any material respect the Obligations.

         "Mortgages" means each Real Estate Mortgage, Security Agreement and Fixture Filing, in substantially the form of Exhibit E-1 hereto, and each Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, in substantially the form of Exhibit E-2 hereto, duly executed by the applicable owner of the Real Estate to the Agent to secure the Obligations, including any amendment or modification hereof.

         "National City" means National City Bank of Indiana, a national banking association, having its principal offices in Indianapolis, Indiana, in its individual capacity.

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CREDIT AGREEMENT                                                        PAGE 9

         "Net Income" means, for any period, the consolidated net income of Borrower after deductions for income taxes, determined in accordance with GAAP and as shown in the Financial Statements.

         "Notes" means, collectively, the Revolving Notes, the Term Notes and the Swing Line Note.

         "Obligations" means all of the unpaid principal amount of, and accrued interest on, the Notes, actual and contingent reimbursement obligations under the Letters of Credit, all commitment fees, Agent fees, Letter of Credit fees, all other obligations and liabilities of Borrower to the Lenders or to any Lender or to the Agent in connection with the Facilities of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, or otherwise arising under the Loan Documents whether or not contemplated by Borrower or the Lenders as of the date hereof, including, without limitation, all reasonable costs of collection and enforcement of any and all thereof, including reasonable attorneys' fees.

         "Offering Letter" means that certain letter issued by National City to the Lenders dated March 8, 2002, and acknowledged by Borrower as of March 8, 2002.

          "Participants" shall have the meaning ascribed thereto in Section 11.2(a) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA, or any successor entity.

         "Permissible Increment" means a minimum principal amount of Five Hundred Thousand Dollars ($500,000) and minimum increments of One Hundred Thousand Dollars ($100,000) above Five Hundred Thousand Dollars ($500,000).

         "Permitted Encumbrances" means (a) Liens for taxes or assessments which are not yet due, Liens for taxes or assessments or Liens of judgments which are being contested, appealed or reviewed in good faith by appropriate proceedings which prevent foreclosure of any such Lien or levy of execution thereunder and against which Liens, if any, adequate insurance or reserves have been provided;
(b) pledges or deposits to secure payment of workers' compensation obligations and deposits or indemnities to secure public or statutory obligations or for similar purposes; (c) any Liens in favor of the Lenders and/or the Agent under the Loan Documents; (d) Liens imposed by law, such as carrier's, warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due; (e) utility easements, building restrictions, zoning ordinances and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of a Person; (f) lessors' interests under Capitalized Leases; (g) Liens encumbering only assets not constituting current assets and securing Indebtedness of Borrower and its Subsidiaries not exceeding in the aggregate Ten Percent (10%) of Borrower's Consolidated Tangible Net Worth at any one time outstanding; (h) Liens in favor of the Agent for the benefit of the Lenders; (i) permitted liens and encumbrances described in the Mortgages; and
(j) those further encumbrances (if any) shown on Schedule II hereto.

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CREDIT AGREEMENT                                                        PAGE 10

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Governmental Authority.

         "Prime Rate" means the variable per annum rate of interest established and quoted by Agent from time to time as its "prime rate," as adjusted on the effective date of each change in such established and quoted rate, provided that such prime rate shall not necessarily be representative of the rate of interest actually charged by Agent on any loan or class of loans.

         "Pro Rata Share" means, for any Lender, when used with reference to an aggregate or total amount, an amount equal to the product of (a) such aggregate or total amount, times (b) a fraction, the numerator of which shall be such Lender's Revolving Commitment (or, if the Revolving Commitments have been terminated, the sum of such Lender's outstanding Revolving Loans and share of the face amount of outstanding Letters of Credit) plus such Lender's outstanding Term Loans and the denominator of which shall be the sum of the aggregate Revolving Commitments (or, if the Revolving Commitments have been terminated, the sum of the aggregate outstanding Revolving Loans and the aggregate face amount of outstanding Letters of Credit) plus the total outstanding Term Loan Advances.

         "Purchasers" shall have the meaning ascribed thereto in Section 11.3(a) hereof.

         "Qualified Investments" means (a) short term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by commercial Lenders having capital and surplus in excess of One Hundred Million Dollars ($100,000,000).

         "Real Estate" means, collectively, the real estate generally described on Schedule III hereto, as more particularly described in the applicable Mortgage.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "Replaced Lender" shall have the meaning ascribed thereto in Section
12.23 hereof.

         "Replacement Lender" shall have the meaning ascribed thereto in Section
12.23 hereof.

         "Repurchase Documents" means, collectively, the Stock Purchase Agreement among Borrower and Court Square Capital Limited dated February 19, 2002 and the Stock Purchase Agreement among the ESOP and GreatBanc Trust Company dated February 19, 2002, and all documents and instruments executed pursuant to or in connection with the Special Stock Redemption.

         "Required Lenders" means Lenders in the aggregate holding directly or indirectly through participation with respect to the Letters of Credit at least Sixty-Six and Two-Thirds Percent (66-2/3%) of the sum of (a) the unpaid principal amount of the Loans, plus (b) the outstanding face amount of all Letters of Credit; or, if no Loans, or Letters of Credit are outstanding, Lenders in the aggregate having at least Sixty-Six and Two-Thirds Percent (66-2/3%) of the aggregate Revolving Commitments.

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CREDIT AGREEMENT                                                        PAGE 11

         "Reserve Requirement" means, for any LIBOR Loan for any LIBOR Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves, including any marginal, supplemental, or emergency reserves, are required to be maintained during such LIBOR Interest Period under Regulation D by member Lenders of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D), but without benefit or credit of proration, exemptions, or offsets that might otherwise be available from time to time under Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by the Lenders against any category of liabilities that includes deposits by reference to which the Adjusted LIBOR is to be determined or any category or extension of credit or other assets that includes LIBOR Loans.

         "Revolving Commitments" means, for each Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Revolving Commitment."

         "Revolving Commitment Period" means the period from the date hereof until March 13, 2007.

         "Revolving Loans" means the loans made by the Lenders to Borrower under
Article 2 hereof pursuant to their respective Revolving Commitments, including any extensions or renewals thereof.

         "Revolving Notes" means the Credit Notes, each substantially in the form of Exhibit A hereto, duly executed by Borrower to the respective Lenders to evidence the Revolving Loans, including any and all renewals, extensions, replacements and modifications thereof.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

               (a) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

               (b) it is then able and expects to be able to pay its debts as they mature; and

               (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or mature liability.

         "Special Stock Redemption" means Borrower's stock redemption of 3,695,418 shares owned by Court Square Capital Limited and the ESOP's purchase of 2,000,000 shares of Borrower's stock owned by Court Square Capital Limited, all pursuant to the Repurchase Documents.

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CREDIT AGREEMENT                                                        PAGE 12

         "Subordinated Debt" means any Indebtedness of Borrower that is subordinated to the full, final and irrevocable payment of the Obligations in form and substance acceptable to the Required Lenders.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

         "Substantial Portion" means, with respect to property of Borrower and its Subsidiaries, property which represents more than ten percent (10%) of the consolidated total assets of Borrower and its Subsidiaries, determined in accordance with GAAP and as shown in the Financial Statements as at the end of the most recently completed fiscal quarter.

         "Swing Line Bank" means National City or any other Lender as a successor Swing Line Bank.

         "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of Five Million Dollars ($5,000,000) at any one time outstanding.

         "Swing Line Loan" means a Loan made available to Borrower by the Swing Line Bank pursuant to Section 2.1(b) hereof.

         "Swing Line Note" means a promissory note, in substantially the form of Exhibit C hereto, duly executed by Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

         "Target" shall have the meaning ascribed thereto in Section 6.3(a) hereof.

         "Term Loan Commitments" means, for each Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Term Loan Commitment."

         "Term Loans" means the loans made by the Lenders to Borrower under
Article 2 hereof pursuant to their respective Term Loan Commitments, including any extensions or renewals thereof.

         "Term Notes" means the Term Notes, each substantially in the form of Exhibit B hereto, duly executed by Borrower to the respective Lenders to evidence the Term Loans, including any and all renewals, extensions, replacements and modifications thereof.

         "Transferee" shall have the meaning ascribed in Section 11.4 hereof.

         "Unmatured Default" means any event which with notice, or lapse of time or both, would constitute a Default.

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CREDIT AGREEMENT                                                        PAGE 13

Section 1.2 Rules of Construction. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Use of the terms "herein" "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section clause in which such term appears.

Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements.

ARTICLE 2.

     Section 2.1 Commitments.

          (a) Revolving Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Loans to Borrower from time to time during the Revolving Commitment Period in a principal amount not in excess of the unborrowed portion of such Lender's Revolving Commitment on the borrowing date. No requested Revolving Loan Advance shall cause the aggregate outstanding balance of the Revolving Loan Advances plus the face amounts of outstanding Letters of Credit and unreimbursed drawings thereunder plus the aggregate outstanding principal balance of the Swing Line Loans to exceed the aggregate Revolving Commitments. During the Revolving Commitment Period, Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans made by the Lenders pursuant hereto shall be evidenced by the Revolving Notes.

          (b) Swing Line Loans/Mandatory Funding. Subject to the terms and conditions of this Agreement, the Swing Line Bank agrees to make swing line loans to Borrower from time to time in an amount not to exceed the lesser of (i) the unborrowed portion of its Revolving Commitment or (ii) the Swing Line Commitment. No requested Swing Line Loan shall cause the aggregate outstanding principal balance of Swing Line Loans plus the aggregate outstanding principal balance of the Revolving Loan Advances plus the face amount of outstanding Letters of Credit and unreimbursed drawings thereunder to exceed the aggregate Revolving Commitments. During the Revolving Commitment Period, Borrower may borrow, prepay and reborrow such available amount under the Swing Line Commitment from time to time, all in accordance with the terms and conditions hereof. The Swing Line Loans shall be evidenced by the Swing Line Note. On any Banking Day, the Swing Line Bank may, in its sole discretion, give notice to the Lenders that the outstanding principal balance of the Swing Line Loans shall be funded with an Advance under the Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default under Article 7(f) or Article 7(g) hereof), in which case an Advance under the Revolving Loans (each such Advance being referred to herein as a "Mandatory Funding") shall be made on the immediately succeeding Banking Day by all Lenders with a Revolving Loan pro rata based on each such Lender's Revolving Commitment, and the proceeds thereof shall be applied directly to the Swing Line Bank to repay such outstanding Swing Line Loans.

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CREDIT AGREEMENT                                                        PAGE 14

     Each Lender with a Revolving Commitment hereby irrevocably agrees to make such Revolving Loans pursuant to each Mandatory Funding in the amount and in the manner specified in the preceding sentence and on the date specified to it by the Swing Line Bank notwithstanding: (A) that the amount of the Mandatory Funding may not comply with the minimum amount for a borrowing specified in Section 2.4(a) hereof; (B) whether any conditions specified in
     Article 6 hereof are then satisfied; (C) the date of such Mandatory Funding; and (D) any reduction in the total Revolving Commitment after any such Swing Line Loans were made. In the event that any Mandatory Funding cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of Borrower), each Lender with a Revolving Commitment hereby agrees that it shall forthwith purchase from the Swing Line Bank (without recourse or warranty) such assignment of the outstanding Swing Line Loans as shall be necessary to cause such Lenders to share in such Swing Line Loans ratably based upon their respective Revolving Commitment, provided that all interest payable on such Swing Line Loans shall be for the account of the Swing Line Bank until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase.

          (c) Term Loan Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make its Term Loan to Borrower in the amount of its Term Loan Commitment. The Term Loans shall be made by the Lenders ratably pursuant to their respective Term Loan Commitments and shall be evidenced by the Term Notes.

     Section 2.2 Interest.

          (a) Revolving Commitment. Prior to maturity or Default, the principal amount of the Revolving Loans outstanding from time to time shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin, except that at the option of Borrower, exercised as provided in Section 2.5 hereof, interest may accrue prior to maturity on any Permissible Increment of outstanding Advances of the Revolving Loans at a per annum rate equal to the Adjusted LIBOR plus the Applicable Margin. At the expiration of each LIBOR Interest Period on such Permissible Increment, unless, in each case, Borrower selects a LIBOR Optional Rate as provided in
     Section 2.5 hereof, interest on such Permissible Increment shall again accrue at the Alternate Base Rate plus the Applicable Margin.

          (b) Swing Line Loans. Prior to maturity or Default, outstanding Swing Line Loans from time to time shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin, except that at the option of Borrower, communicated by telephone or by telex, facsimile machine or other form of written or electronic communication delivered to the Swing Line Bank, interest may accrue prior to maturity in minimum principal increments of One Hundred Thousand Dollars ($100,000) of outstanding Swing Line Loans for a period until otherwise notified by Borrower at a per annum rate equal to the Applicable Margin plus the Adjusted LIBOR having a LIBOR Interest Period of one (1) month as determined by the Swing Line Bank;


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CREDIT AGREEMENT                                                        PAGE 15
     provided, that such Adjusted LIBOR shall be re-priced on each Banking Day during such period. The Swing Line Loans may also accrue interest at such interest rate as Borrower and the Swing Line Bank mutually agree to in writing.

          (c) Term Loan. Prior to maturity or Default, the principal amount of the Term Loan outstanding from time to time shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin, except that at the option of Borrower, exercised as provided in Section 2.5 hereof, interest may accrue prior to maturity on any Permissible Increment of outstanding Advances of the Term Loan at a per annum rate equal to the Adjusted LIBOR plus the Applicable Margin. At the expiration of each LIBOR Interest Period on such Permissible Increment, unless, in each case, Borrower selects a LIBOR Optional Rate as provided in Section 2.5 hereof, interest on such Permissible Increment shall again accrue at the Alternate Base Rate plus the Applicable Margin.

          (d) General. Interest shall be due and payable for the exact number of days principal is outstanding and shall be calculated on the basis of a three hundred sixty (360) day year. Any change in the interest rates occasioned by a change in the Alternate Base Rate shall be effective on the same day as the change in the Alternate Base Rate.

     Section 2.3 Payments of Principal and Interest.

          (a) Revolving Commitment. Interest only on the outstanding Advances of the Revolving Loans from time to time shall be due and payable throughout the term of the Revolving Commitment (i) on the last day of each calendar month with respect to each Alternate Base Rate Loan, and (ii) on the last day of an applicable LIBOR Interest Period with respect to each LIBOR Loan and, in the case of a LIBOR Interest Period greater than three (3) months, at three (3) month intervals after the first day of such LIBOR Interest Period. Unless the Revolving Commitments are extended by the Lenders in their sole discretion, the entire principal balance of the Revolving Loans, together with all accrued and unpaid interest thereon, and all fees and charges payable in connection therewith, shall be due and payable on March 13, 2007.

          (b) Swing Line Loans. Interest only on the outstanding balance of the Swing Line Loans from time to time shall be due and payable on the last day of each month. From time to time, Borrower shall make principal payments in respect of the Swing Line Loans in an amount sufficient so that the outstanding principal balance of the Swing Line Loans plus the outstanding balance of the Revolving Loans plus the face amounts of outstanding Letters of Credit and unreimbursed drawings thereunder does not exceed the aggregate Revolving Commitment. Unless the Swing Line Commitment is extended by the Swing Line Bank, the entire principal balance of the Swing Line Loans, together with all accrued and unpaid interest thereon, and all fees and charges payable in connection therewith, shall be due and payable on March 13, 2007.

          (c) Term Loan. Interest on the outstanding Term Loan Advances from time to time shall be due and payable throughout the term of the Term Loan
     (a) on the last day of each calendar month with respect to each Alternate Base Rate Loan, and (b) on the last day of an applicable LIBOR Interest Period with respect to each LIBOR Loan and, in the


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CREDIT AGREEMENT                                                        PAGE 16
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     case of a LIBOR Interest Period greater than three (3) months, at three (3)
     month intervals after the first day of such LIBOR Interest Period. Commencing on June 30, 2002, and continuing on the last day of each September, December, March and June thereafter, Borrower shall pay, in addition to any required payments of interest, quarterly installments of principal in an amount equal to One Million Two Hundred Fifty Thousand Dollars ($1,250,000). Any outstanding Term Loan Advances and all accrued and unpaid interest thereon and all fees and charges in connection therewith, shall be due and payable on March 13, 2007.

(d) Mandatory Prepayments and Reductions. In addition to the principal payments required pursuant to Section 2.3(a), (b) and (c), and without limiting the other provisions of the Loan Documents, Borrower shall make the following additional principal payments to be applied as mandatory prepayments:

               (i) Upon Borrower's receipt of the proceeds from the issuance of any debt or from any equity offerings (whether private or public) which adds to Stockholder's equity as shown in the Financial Statements, Borrower shall make a principal payment in respect of the Term Loans in an amount equal to (A) One Hundred Percent (100%) of such debt proceeds, and (B) Fifty Percent (50%) of such equity proceeds.

               (ii) Within 180 days after Borrower's or a Subsidiary's receipt of the proceeds (net of any tax liability and net of reasonable expenses incurred in connection therewith) in excess of One Million Dollars ($1,000,000) from the disposition of any assets sold other than in the ordinary course of business, Borrower shall make a principal payment in respect of the Term Loans in the amount of such proceeds to the extent such proceeds have not been reinvested into replacement assets.

               (iii) Within 180 days after Borrower's or a Subsidiary's receipt of the proceeds (net of any tax liability and net of reasonable expenses incurred in connection therewith) in excess of One Million Dollars ($1,000,000) from any insurance, condemnation award, litigation award or settlement or other compensation arising from any loss of or damage to, or any condemnation or other taking of, any property of Borrower or its Subsidiaries, Borrower shall make a principal payment in respect of the Term Loans in the amount of such proceeds to the extent such proceeds have not been used within 180 days to replace or repair the subject property lost, damaged or taken.

          All such mandatory prepayments shall be applied ratably among the Lenders to reduce the outstanding Term Loan Advances. After the Term Loans have been paid in full, then the amount of such mandatory prepayment, to the extent it exceeds the aggregate amount to be applied to the Term Loans, shall be applied ratably among the Lenders to reduce the outstanding Advances under the Revolving Loans and such amount such ratably permanently reduce the Revolving Commitments. Partial prepayments of the Term Loans pursuant to this Section shall be applied against installments of principal in the inverse order of their maturity and shall not otherwise affect the next regularly scheduled principal payments due thereunder.
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CREDIT AGREEMENT                                                        PAGE 17

          (e) Optional Prepayments. Subject to Section 2.5(g) hereof with respect to LIBOR Advances, Borrower may from time to time, upon one (1) Business Day notice to the Agent, without penalty or premium, prepay in full all outstanding Advances constituting Alternate Base Rate Advances and, if paid on the last day of the applicable LIBOR Interest Period, LIBOR Advances. Subject to Section 2.5(g) hereof with respect to LIBOR Advances, Borrower may from time to time, upon one (1) Business Day notice to the Agent, without penalty or premium, prepay in partial prepayment in a minimum aggregate amount of Permissible Increments, any portion of the outstanding Advances constituting Alternate Base Rate Advances or, if paid on the last day of the applicable LIBOR Interest Period, LIBOR Advances. LIBOR Advances may only be prepaid on the expiration of a LIBOR Interest Period applicable thereto. Partial prepayments of Term Loan Advances shall be applied against regular quarterly installments of principal in the inverse order of their maturity and shall not otherwise affect the next regularly scheduled principal payment due thereunder. Amounts prepaid under the Term Loan Advances may not be reborrowed.

          (f) Method of Payment. All payments of principal and interest hereunder shall be made by Borrower to the Agent at its address specified in Section 12.11 hereof by 12:00 Noon (Cleveland, Ohio time) on the date when due, and shall be applied pro rata among the Lenders in accordance with the outstanding principal amounts of the Facilities held by them. Each payment delivered to the Agent for the account of any Lender shall be delivered by the Agent for the account of any Lender no later than 2:00 p.m. (Cleveland, Ohio time) on the same day. After notice to Borrower, the Agent is authorized to charge the account of Borrower maintained with National City for each payment of principal, interest and fees as it becomes due hereunder.

          (g) Banking Day. If any installment of principal or interest provided herein becomes due and payable on a date other than a Banking Day, the maturity of the installment of principal or interest shall be extended to the next succeeding Banking Day, and interest shall be payable during such extension of maturity.

     Section 2.4 Method of Advance.

          (a) Revolving Commitment. As Borrower desires to obtain Revolving Loans hereunder, Borrower shall give the Agent notice of Borrower's intention to borrow pursuant to the Revolving Commitments by not later than 12:00 p.m. (Cleveland, Ohio time), on the proposed Banking Day of borrowing, subject to Section 2.5 hereof with respect to LIBOR Optional Rate Advances and subject to compliance with Section 6.3 hereof. Each request once received by the Agent shall be irrevocable, subject to Section 2.5(g) hereof. Such notice may be made orally by an Authorized Officer, or upon a request transmitted to the Agent by telex, facsimile machine or other form of written electronic communication and signed by an Authorized Officer. The Agent may rely, without further inquiry, on all such requests which shall have been received by it in good faith by anyone reasonably believed to be an Authorized Officer. The Agent may require telephonic or other oral requests to be followed immediately by a written request. Each

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CREDIT AGREEMENT                                                        PAGE 18
     request shall in and of itself constitute a representation and warranty on behalf of Borrower that no Default or Unmatured Default has occurred and is continuing or would result from the making of the requested Advance and that the requested Advance shall not cause the principal balance of the Revolving Loans to exceed the aggregate Revolving Commitments. The Agent shall notify the Lenders of Borrower's intent to borrow by 2:00 p.m. (Cleveland, Ohio time) on the proposed Banking Day of borrowing. Subject to the limitations of Section 2.1 hereof, the principal amount of each Revolving Loan made by each Lender shall be that portion of the aggregate loans made that the Revolving Commitment of such Lender bears to the aggregate of the Revolving Commitments of the Lenders. By 3:00 p.m. (Cleveland, Ohio time) on each such borrowing date, each Lender severally agrees to make its portion of the Revolving Loan then being made to Borrower by making available to the Agent, either by wire transfer to the Agent's main office in Indianapolis, Indiana, or by deposit to any correspondent account which Agent may maintain with that Lender, the amount to be advanced by such Lender. Borrower hereby authorizes the disbursement of each such Revolving Loan (other than Revolving Loans made by payment of Letters of Credit and other than Mandatory Fundings) by deposit to the account of Borrower with National City, and National City, as Agent, shall, by 3:30 p.m. (Cleveland, Ohio time) on the date received, credit the amount so received from each Lender to the account of Borrower with National City. The aggregate principal amount of Revolving Loans (other than Revolving Loans made by payment of Letters of Credit and other than Mandatory Fundings) made on any borrowing date shall be a minimum of Five Hundred Thousand Dollars ($500,000) and in integral multiples of One Hundred Thousand Dollars ($100,000). Notwithstanding the foregoing, Mandatory Fundings under the Revolving Loans shall be made in accordance with Section 2.1(b) hereof with respect to repayment of Swing Line Loans.

          (b) Swing Line Loans. As Borrower desires to obtain Swing Line Loans hereunder, Borrower shall give the Agent and the Swing Line Bank notice thereof by not later than Noon (Cleveland, Ohio time), on the proposed Banking Day of borrowing. Each request once received by the Swing Line Bank shall be irrevocable. Such notice may be made orally by an Authorized Officer, or upon a request transmitted to the Agent and Swing Line Bank by telex, facsimile machine or other form of written electronic communication and signed by an Authorized Officer. The Agent and the Swing Line Bank may rely, without further inquiry, on all such requests which shall have been received by it in good faith by anyone reasonably believed to be an Authorized Officer. The Swing Line Bank may require telephonic or other oral requests to be followed immediately by a written request. Each request shall in and of itself constitute a representation and warranty on behalf of Borrower that no Default or Unmatured Default has occurred and is continuing or would result from the making of the requested Advance. No requested Advance shall cause the principal balance of the Swing Line Loans to exceed the Swing Line Commitment. Subject to borrowing availability, by 2:00 p.m. (Cleveland, Ohio time) on each such borrowing date, the Swing Line Bank agrees to make its Swing Line Loan to Borrower by deposit to the account of Borrower with National City. The aggregate principal amount of the Swing Line Loans made on any

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CREDIT AGREEMENT                                                        PAGE 19
     borrowing date shall be a minimum of One Hundred Thousand Dollars ($100,000) and in integral multiples of One Hundred Thousand Dollars ($100,000).

          (c) Term Loan. The principal amount of the Term Loan made by each Lender shall be that portion of the aggregate Term Loan made that the Term Loan Commitment of such Lender bears to the aggregate of the Term Loan Commitment of the Lenders.

          (d) General. All Advances by the Lenders and payments by Borrower shall be recorded by the Lenders on their books and records, and the principal amount outstanding from time to time, plus interest payable thereon shall be determined from the books and records of the Lenders. The books and records of the Lenders shall be presumed prima facie correct as to such matters.

     Section 2.5 Procedures for Electing LIBOR Optional Rates. LIBOR Optional Rates may be elected only in accordance with the following procedures and subject to the other conditions contained in this Agreement:

          (a) Unless the Required Lenders otherwise agree, no LIBOR Optional Rate may be elected at any time a Default exists and unless the Agent otherwise agrees, no LIBOR Optional Rate may be elected at any time an Unmatured Default exists.

          (b) Borrower shall notify the Agent of its election or renewal of an LIBOR Optional Rate prior to 11:00 a.m. (Cleveland, Ohio time) not less than three (3) Banking Days prior to the commencement of a LIBOR Interest Period with respect to LIBOR Loans, specifying (i) the election or renewal date, (ii) the amount of the Loan (or Loans taken together) elected or renewed which amount shall be in a Permissible Increment, and (iii) the duration of the LIBOR Interest Period selected to apply thereto. The Agent shall immediately notify the Lenders whenever a LIBOR Optional Rate is selected by Borrower.

          (c) An election of a LIBOR Optional Rate may be communicated by telephone or by telex, facsimile machine or other form of written electronic communication, or by a writing delivered to the Agent. Borrower shall confirm in writing any election communicated by telephone. The Agent shall be entitled to rely on any verbal communication of the election of a LIBOR Optional Rate which is received by a designated employee of the Agent from anyone reasonably believed in good faith by such employee to be authorized.

          (d) Not more than a total of Four (4) LIBOR Optional Rate Advances and Alternative Base Rate Advances may be outstanding at any one time.

          (e) Notwithstanding any other provision of this Agreement, in the event that the Agent determines (which determination if made in good faith shall be conclusive and binding upon Borrower) that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR for any LIBOR Interest Period at a time when LIBOR Loans are outstanding, or quotations of interest rate for the relevant deposits referred to in definition of the Adjusted LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest on a LIBOR Loan as provided herein, or if the Required

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CREDIT AGREEMENT                                                        PAGE 20

     Lenders determine (which determination if made in good faith shall be conclusive) that the relevant rates of interest referred to in the definition of the Adjusted LIBOR upon the basis of which the rate of interest for any such type of Loan is to be determined, to not accurately cover the cost to the Lenders of making or maintaining such types of Loans, the Agent shall forthwith give notice of such determination, confirmed in writing, to Borrower. If such notice is given, (i) the obligation of the Lenders to make LIBOR Loans shall be suspended until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exists, and (ii) the then outstanding principal amount of each LIBOR Loan shall be converted, on the last day of the then current LIBOR Interest Period applicable to such Loan, to an Alternate Base Rate Loan.

          (f) If any law or any governmental regulation, guideline or order or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any central bank or other Governmental Authority whether or not having the force of law (i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, any Lender (other than requirements expressly included herein in the determination of the applicable LIBOR Optional Rate hereunder), or (ii) imposes upon any Lender any other condition or expense with respect to this Agreement, or the making, maintenance or funding of any part of the proceeds of a LIBOR Optional Rate Advance or any security therefor; and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense upon any Lender with respect to the outstanding balance of the Loans bearing interest at a LIBOR Optional Rate or the making, maintenance or funding of any part thereof by an amount which any Lender deems to be material (any Lender being deemed for this purpose to have made, maintained or funded the proceeds of a LIBOR Optional Rate Advance from certificates of deposit), such Lender shall from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender (which determination if made in good faith shall be conclusive and binding upon Borrower) to be necessary to compensate such Lender for such increase in cost, reduction in income or additional expense. Such amount shall be due and payable by Borrower to such Lender ten (10) Banking Days after such notice is given. A certificate as to the amount of such increase in cost, reduction in income or additional expense delivered by such Lender to Borrower shall be conclusive as to such amount due and payable.

          (g) In addition to the compensation required by Section 2.5(f), if (i) any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, (ii) a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by the Lenders, or
     (iii) Borrower attempts to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice stated herein to be irrevocable (the Agent having in its sole discretion the option (y) to give effect to such attempted revocation and obtain indemnity under this Section, or (z) to treat such attempted revocation as having no force or effect, as if never made), then Borrower will

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CREDIT AGREEMENT                                                        PAGE 21
     indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such LIBOR Advance. If any Lender sustains or incurs any such loss or expense it shall notify Borrower of the amount determined in good faith by such Lender (which determination shall be presumed to be correct) to be necessary to indemnify such Lender for such loss or expense. Such amount shall be due and payable by Borrower to such Lender ten (10) Banking Days after such notice is given.

     Section 2.6 Fees.

          (a) Commitment Fee - Revolving Commitment. Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a Commitment Fee equal to the Applicable Fee on the average daily unborrowed portion of the Revolving Commitment from the date hereof to and including the termination of the Revolving Commitment Period, which fee shall be due and payable quarterly in arrears, on the last day of each calendar quarter. Outstanding Swing Line Loans shall be deemed to count as borrowed under the Revolving Commitment. Such Commitment Fee shall be calculated on the basis of the actual number of days elapsed and a Three Hundred Sixty (360) day year.

          (b) Up Front Fees. Borrower shall pay the Agent, for the benefit of the Lenders, the up front fees in accordance with the Offering Letter, which shall be payable on the date hereof.

          (c) Agent and Arrangement Fees. Borrower shall pay the Agent the structuring, arranging and administrative agency fees set forth in the fee letter between the Agent and Borrower dated January 23, 2002, payable at the times and in the amounts set forth therein.

          (d) Rates Applicable After Default. Subject to Section 8.5 hereof, notwithstanding the Required Lenders may allow the election of a LIBOR Optional Rate under Section 2.5(a) hereof while there exists a Default, after the maturity of any Facility, whether by acceleration or otherwise, and while and so long as there shall exist any uncured Default under any Facility, the Facilities shall bear interest at a per annum rate equal to Two Percent (2%) above the otherwise applicable rates, and the Letter of Credit fees described in Section 2.10 shall be increased by Two Percent (2%) above the otherwise applicable rate.

     Section 2.7 Reductions of Revolving Commitment. Borrower may permanently reduce the Revolving Commitments in whole, or in part ratably among the Lenders in integral multiples of One Million Dollars ($1,000,000), upon at least three
(3) Banking Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Revolving Commitments may not be reduced below the aggregate principal amount of the outstanding Revolving Loan Advances plus the aggregate principal amount of the outstanding Swing Line Loans plus the face amount of any outstanding Letters of Credit and unreimbursed drawings thereunder.

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CREDIT AGREEMENT                                                        PAGE 22

     Section 2.8 Non-Receipt of Funds by the Agent.

          (a) From the Lenders. Unless the Agent shall have received notice from a Lender by 2:00 p.m. on a proposed Banking Day on which such Lender is to provide funds to the Agent for a Loan to be made by such Lender that such Lender will not make available to the Agent such funds, the Agent may assume that such Lender has made such funds available to the Agent on the date of such Loan in accordance with this Agreement and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender has not made such funds available to the Agent (and provided such Lender was given timely notice in accordance with this Agreement), such Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan for purposes of this Agreement. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to the relevant Loan.

          (b) From Borrower. Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate.

     Section 2.9 Issuance of Letters of Credit. Subject to the terms and conditions hereof, the LC Issuer agrees, upon receipt of a completed and executed proper application, to issue on behalf of the Lenders from time to time during the Revolving Commitment Period, commercial and standby Letters of Credit for the account of Borrower. The commercial Letters of Credit shall have an expiration date not later than the earlier of six months from the date of issuance or one day before the expiration of the Revolving Commitment Period. The standby Letters of Credit shall have an expiration date not later than one day before the expiration of the Revolving Commitment Period. The aggregate of the Letters of Credit outstanding plus the aggregate amount of unreimbursed drawings under the Letters of Credit shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000). The amount of any Letter of Credit outstanding at any time for all purposes hereof shall be the maximum amount which could be drawn thereunder under any circumstances from and after the date of determination. Each Letter of

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CREDIT AGREEMENT                                                        PAGE 23

Credit issued pursuant to this Agreement and each unreimbursed drawing thereunder shall count against and reduce the Revolving Commitments by the amount of such Letter of Credit outstanding unless and until such Letter of Credit expires by its terms or otherwise terminates or the amount of a drawing thereunder is reimbursed, in which event the Revolving Commitments shall be reinstated by the amount of such Letter of Credit or the amount of such reimbursement, as the case may be. Each such Letter of Credit shall conform to the general requirements of the LC Issuer for the issuance of such credits, as to form and substance, shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and shall be a letter of credit which the LC Issuer may lawfully issue. Each payment of a Letter of Credit by the LC Issuer shall be reimbursed by Advances under the Revolving Commitments evidenced by the Revolving Notes. If and to the extent a drawing is at any time made under any Letter of Credit, the LC Issuer shall notify Borrower, the Agent and the other Lenders of such draw and Borrower agrees to pay to the LC Issuer immediately and unconditionally upon demand for reimbursement, in lawful money of the United States, an amount equal to each amount which shall be so drawn, together with interest from the date of such drawing to and including the date such payment is reimbursed to the LC Issuer or converted to Revolving Commitments as provided herein. Until demand for reimbursement, such interest shall be calculated at a variable rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans, and interest shall be calculated after such demand at a variable rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans plus Two Percent (2%). All such interest shall be calculated on the basis that an entire year's interest is earned in Three Hundred Sixty (360) days. On the date of reimbursement, the LC Issuer shall notify the Agent and the other Lenders by 12:00 Noon (Cleveland, Ohio time) that Advances under the Revolving Commitments are required to reimburse the LC Issuer. Borrower hereby irrevocably authorizes the Lenders to refinance, without notice to Borrower, the reimbursement Obligation of Borrower arising out of any such drawing into Revolving Loans, evidenced by the Revolving Notes and for all purposes under, on and subject to the terms and conditions of this Agreement, but without regard to the conditions precedent to making an Advance under the Revolving Commitments or to any requirement of this Agreement that each Revolving Loan be in a minimum amount or multiple; provided, however, that an Advance under the Revolving Commitments in spite of Borrower's failure to satisfy any conditions precedent to making an Advance shall not constitute a waiver of any Default by the Lenders. This Agreement and the other Loan Documents shall supersede any terms of any letter of credit applications or other documents which are irreconcilably inconsistent with the terms hereof or thereof. By 2:00 p.m. (Cleveland, Ohio time) on each date the Lenders have received notice that Advances under the Revolving Commitments are required to reimburse the LC Issuer for draws under the Letters of Credit, each Lender severally agrees to make its portion of the Revolving Loans then being made by making available to the Agent, either by wire transfer to the Agent's main office in Indianapolis, Indiana, or by deposit to any correspondent account which the Agent may maintain with that Lender, the amount to be advanced by such Lender. By 2:30 p.m. (Cleveland, Ohio time) on each such date, the Agent shall reimburse the LC Issuer, but only from funds received by the Agent, the amount paid on Letters of Credit that date, either by wire transfer or by deposit to the LC Issuer's

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CREDIT AGREEMENT                                                        PAGE 24
correspondent account with the Agent (or as otherwise agreed between the LC Issuer and the Agent).

     Section 2.10 Letters of Credit Participation and Fees. For administrative convenience, the LC Issuer shall issue the Letters of Credit for the account of Borrower pursuant to the arrangements set forth herein, and, the outstanding portion of each Letter of Credit shall be deemed to utilize a Pro Rata Share of the Revolving Commitment of each Lender. Each Lender severally agrees to participate in each Letter of Credit issued by the LC Issuer hereunder according to its Pro Rata Share of the Revolving Commitments. Each Lender's participation shall be funded by funding its Pro Rata Share of the Revolving Commitments upon any drawing under any Letter of Credit not reimbursed the same day as a drawing thereunder by Borrower by 2:00 p.m. (Cleveland, Ohio time) by making such funds available to the Agent in accordance with Section 2.4(a) and Section 2.9 hereof; and thereupon, each such Lender shall be entitled to, and the LC Issuer or the Agent, as applicable, shall remit to each such Lender, their respective Pro Rata Share of any amounts (including any interest thereon) received by the LC Issuer or the Agent, as applicable, in reimbursement of such drawing. The LC Issuer shall furnish to such Lenders, each time any Letter of Credit either is issued or drawn under (whether in whole or in part), a participation certificate showing the aggregate amount of the LC Issuer's Letters of Credit issued and unexpired or unfunded and the amount of their respective Pro Rata Share thereof. Borrower agrees to pay to the LC Issuer, Letter of Credit fees of One-Eighth Percent (1/8%) of the face amount of each commercial Letter of Credit (subject to a minimum fee in each case of Fifty Dollars ($50)) and the Applicable Fee per annum of the face amount of each standby Letter of Credit at the time of issuance. Borrower shall also pay a negotiating fee equal to One-Eighth Percent (1/8%) for drafts of commercial Letters of Credit presented for payment (subject to a minimum fee in each case of Fifty Dollars ($50)). Such Letter of Credit fees will be allocated among the Lenders in accordance with their respective Pro Rata Shares and will be remitted to the other Lenders (a) promptly by the LC Issuer with the participation certificate with respect to standby Letters of Credit, and (b) quarterly in arrears with respect to commercial Letters of Credit. The LC Issuer shall also be entitled to charge to Borrower and retain a One-Eight Percent (1/8%) fronting fee for each Letter of Credit, payable quarterly in arrears, and its standard and customary documentary and processing fees in connection with the issuance or modification of, and draws under, the Letters of Credit. After notice to Borrower, LC Issuer is authorized to collect such fees by deducting the amount thereof from the deposit account of Borrower.

     Section 2.11 Reimbursement of Letters of Credit. The obligation of Borrower to reimburse any drawing under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances, whatsoever, including, without limitation, the following:

          (a) any lack of validity or enforceability of any Letter of Credit, or any Loan Document;

          (b) any amendment or waiver of or consent to departure from the terms of any Loan Document;

          (c) the existence of any claim, setoff, defense or other right which Borrower may have at any time against the beneficiary or any Letter of Credit, any transferee of any Letter of Credit, the Lenders or any other Person, whether in connection with the Loan Documents, such Letter of Credit, or any unrelated transaction;

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CREDIT AGREEMENT                                                        PAGE 25

          (d) any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) the surrender or impairment of any security for the performance or observance of the terms of the Loan Documents or such Letter of Credit; or

          (f) any circumstance, happening or admission whatsoever, whether or not similar to any of the foregoing, including, without limitation, those matters described below.

         The parties benefitted by any Letter of Credit shall be deemed to be the agents of Borrower, and except as expressly set forth herein, Borrower assumes all risks for their acts, omissions, or misrepresentations. Neither the LC Issuer nor any of its affiliates or correspondents shall be responsible for the validity, sufficiency, truthfulness or genuineness of any document required to draw under any Letter of Credit even if such document should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged, provided only that the document appears on its face to be in accordance with the terms of the Letter of Credit. The LC Issuer, its affiliates and correspondents shall not be responsible for any failure of any draft to bear reference or adequate reference to the applicable Letter of Credit or for the failure of any Person to note the amount of any draft on any Letter of Credit or to surrender or take up any Letter of Credit, each of which provisions may be waived by the LC Issuer, or for errors, omissions, interruptions, or delays in transmission or delivery of any messages or documents. Without limiting the generality of the foregoing, Borrower agrees that any action taken by the LC Issuer or any of its affiliates or correspondents under or in connection with any Letter of Credit shall be binding upon Borrower and shall not put the LC Issuer or any such affiliates or correspondents under any such resulting liability to Borrower except in the case of gross negligence or willful misconduct. The LC Issuer shall not be liable for consequential damages or for any action or failure to take action under or in connection with any Letter of Credit except for any such action or failure to take action which constitutes gross negligence or willful misconduct. The LC Issuer is expressly hereby authorized to honor any request for payment which is made under or in compliance with the terms of any Letter of Credit without regard to and without any duty on its part to inquire into the existence of any disputes or controversies between Borrower and any beneficiary of any Letter of Credit or any other Person or into respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any Letter of Credit are true and correct. No Person, other than the parties hereto, shall have any rights of any nature under this Agreement or by reason hereof. The LC Issuer shall not be liable to the Lenders participating in any Letter of Credit except for gross negligence or willful misconduct in connection with such Letter of Credit. In no event shall the LC Issuer's reliance and payment against documents presented under a Letter of Credit appearing on its face to substantially comply with the terms thereof be deemed to constitute gross negligence or willful misconduct.

     Section 2.12 Use of Proceeds. The proceeds of Advances under the Revolving Commitment and the Swing Line Loans shall be used for general working capital purposes of

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CREDIT AGREEMENT                                                        PAGE 26

Borrower and its Subsidiaries, to fund acquisitions as permitted in this Agreement and for other proper corporate purposes not prohibited by this Agreement. The proceeds of the Term Loan shall be used to fund the Special Stock Redemption and to fund the ESOP Loan.

     Section 2.13 Lending Installations. Each Lender may book its Loans and its participation in any Letters of Credit and the LC Issuer may book the Letters of Credit at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, the Letters of Credit, participations in the Letters of Credit and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and Borrower in accordance with Section 12.11 hereof, designate replacement or additional Lending Installations through which Loans will be made by it or the Letters of Credit will be issued by it and for whose account Loan payments or payments with respect to the Letters of Credit are to be made.

ARTICLE 3. SECURITY AND GUARANTY

     Section 3.1 Collateral. Payment and performance of the Obligations shall be secured by the Collateral Documents constituting (a) a first priority security interest in all Accounts, Inventory, General Intangibles, Chattel Paper, Deposit Accounts, Equipment, Fixtures, Instruments, Documents and all other domestic current assets of Borrower and its Subsidiaries now owned or hereafter acquired or now existing or hereafter arising, including all products and Proceeds of the foregoing and all other property of Borrower and its Subsidiaries while in the possession of any of the Lenders, (b) a first priority mortgage lien upon the Real Estate, and (c) a first priority pledge of Borrower's interest in and to the documents evidencing and securing the ESOP Loan, all subject only to Permitted Encumbrances. Payment and performance of the Obligations shall also be secured by a first priority pledge of all Capital Stock owned by Borrower in its domestic Subsidiaries and sixty-six percent (66%) of the outstanding Capital Stock of Borrower's foreign Subsidiaries.

     Section 3.2 Guaranty. The Obligations of Borrower shall be unconditionally, jointly and severally guaranteed by the Guarantors pursuant to their respective Guaranty. In addition, any Subsidiary, created or acquired hereafter by Borrower or a Guarantor, shall execute and deliver to the Agent, upon the earlier of such acquisition or capitalization of such Subsidiary but in any event not later than the date Borrower obtains an Advance to be used in connection with, or related to, such Subsidiary, a Guaranty substantially in the form of Exhibit D hereto and such other Collateral Documents, organizational documents, resolutions and opinions as reasonably required by the Agent.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Agreement and to make Loans pursuant to their Revolving Commitments, Term Loan Commitments and Swing Line Commitments, and to issue Letters of Credit, Borrower represents and warrants to the Lenders, which representations and warranties will survive the delivery of the Notes, the making of the Loans and the establishment of the Facilities, that:

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CREDIT AGREEMENT                                                        PAGE 27

     Section 4.1 Organization; Corporate Powers. Borrower and each of its Subsidiaries (a) is a corporation or limited liability company duly organized, validly existing and in existence under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation or a limited liability company and is in good standing under the laws of each jurisdiction except where such failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

     Section 4.2 Authority.

          (a) Borrower and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents.

          (b) The execution, delivery and performance of each of the Loan Documents which have been executed as required by this Agreement or otherwise on or prior to the date hereof and to which Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors or managers and, if necessary, the shareholders or members of Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceedings on the part of Borrower or its Subsidiaries are necessary to consummate such transactions.

          (c) Each of the Loan Documents to which Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Loan Documents delivered to the Agent pursuant to Section 6.1 without the prior written consent of the Required Lenders, and Borrower and its Subsidiaries have, and, to the best of Borrower's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the date hereof, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

     Section 4.3 No Conflict. The execution, delivery and performance of each of the Loan Documents to which Borrower or any of its Subsidiaries is a party do not and will not (a) conflict with the certificate or articles of incorporation, articles of organization, by-laws, or operating agreement of Borrower or any such Subsidiary, (b) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any law, rule or regulation of any Governmental Authority or Contractual Obligation of Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents, or (d) require any approval of Borrower's or any such Subsidiary's shareholders or members except such as have been obtained.

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CREDIT AGREEMENT                                                        PAGE 28

     Section 4.4 Financial Statements. The Financial Statements were prepared in accordance with GAAP consistent with prior years, unless specifically otherwise noted thereon, and fairly present the financial condition of Borrower as of the date thereof and the results of its operations for the period then ended, and no material adverse change in the business, operations, financial condition, properties or prospects of Borrower has occurred since the date of the Financial Statements.

     Section 4.5 No Material Adverse Change. Since December 31, 2001, there has occurred no material adverse change in the business, financial condition, operations or prospects of Borrower and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to result in a Material Adverse Effect.

     Section 4.6 Taxes.

          (a) Tax Examinations. All deficiencies which have been asserted against Borrower or any of Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the date hereof no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in Borrower's Financial Statements to the extent, if any, required by GAAP. Neither Borrower nor any of Borrower's Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

          (b) Payment of Taxes. Except as described on Schedule 4.6, all tax returns and reports of Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with GAAP. Borrower has no knowledge of any proposed tax assessment against Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

     Section 4.7 Litigation; Loss Contingencies and Violations. Except as set forth in Schedule 4.7, there is no action, suit, proceeding, arbitration or investigation before or by any Governmental Authority or private arbitrator pending or, to Borrower's knowledge, threatened against Borrower or any of its Subsidiaries or any property of any of them which will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of GAAP which has not been reflected in the Financial

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CREDIT AGREEMENT                                                        PAGE 29

Statements for the fiscal period during which such material loss contingency was incurred. Neither Borrower not any of its Subsidiaries is (a) in violation of any applicable law, rule or regulation of any Governmental Authority which violation will have or could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

     Section 4.8 Subsidiaries. Schedule 4.8 (a) contains a description of the corporate structure of Borrower, its Subsidiaries and any other Person in which Borrower or any of its Subsidiaries holds an equity interest (both narratively and in chart form); and (b) accurately sets forth (i) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of Borrower and the direct or indirect Subsidiaries of Borrower is qualified to transact business as a foreign corporation, (ii) the authorized, issued and the outstanding shares of each class of Capital Stock of Borrower and each of its Subsidiaries and the owners of such shares (both as of the date hereof and on a fully-diluted basis), and (iii) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of Borrower and each Subsidiary of Borrower in any Person that is not a corporation. Except for the Special Stock Redemption and as described on Schedule 4.8, none of the issued and outstanding Capital Stock of Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of Borrower and each of Borrower's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

     Section 4.9 ERISA. With respect to pension, retirement, stock option, stock purchase, stock appreciation rights, savings or profit sharing plan, program, arrangement, or agreement (including trust agreements and insurance contracts implementing plans, programs, arrangements, or agreements), or any deferred compensation, consulting, bonus, incentive compensation, group insurance, severance or termination pay, welfare or employee benefit plan, program, arrangement or agreement (the "Employee Benefit Plans"), relating to employees or former employees of Borrower or any ERISA Affiliate:

         (a) Borrower and each ERISA Affiliate have complied in all material respects with all of the applicable reporting and disclosure requirements of ERISA and the Code. All reports required by any governmental agency with respect to each Employee Benefit Plan have been filed.

         (b) Each Employee Benefit Plan (including, without limitation, the
ESOP) complies in all material respects in form and in operation with the requirements of Section 401(a) of the Code, the relevant provisions of ERISA, and any other applicable laws, rules, and regulations. All contributions to, and payments from, the Employee Benefit Plans required to be made in accordance with the terms of the Employee Benefit Plans have been made or have been accrued and are reflected on the Financial Statements. Borrower has received or applied for in a timely manner current favorable determination letters from the IRS with respect to each Employee Benefit Plan (other than the ESOP) which is intended to comply with the provisions of Section 401(a) of the Code.

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CREDIT AGREEMENT                                                        PAGE 30

         (c) Neither Borrower nor any ERISA Affiliate, nor any trustee, administrator, or fiduciary of any Employee Benefit Plans, has (i) engaged in a "prohibited transaction," as that term is defined in Section 4975 of the Code or
Section 406 of ERISA, which could directly or indirectly subject the applicable Employee Benefit Plan, Borrower or an ERISA Affiliate to any liability for a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA, or
(ii) committed a breach of its fiduciary duties (as defined in Section 404 of ERISA) which could directly or indirectly subject the applicable Employee Benefit Plan, Borrower, or an ERISA Affiliate to any liability under Section 502 of ERISA. There has not occurred any complete or partial withdrawal from, nor has there occurred any other event, which would constitute grounds for termination of or the appointment of a trustee to administer any Employee Benefit Plan (including any "multi-employer plan") maintained for employees of Borrower or any ERISA Affiliate, all within the meanings ascribed by ERISA, which would have a Material Adverse Effect.

         (d) No actions, suits, or claims with respect to the assets of the Employee Benefit Plans are pending or threatened that if resolved in a unfavorable manner would have a Material Adverse Effect, and Borrower has no knowledge of any facts which could give rise to or could reasonably be expected to give rise to any actions, suits, or claims with respect to the assets of the Employee Benefit Plans; and

         (e) Neither Borrower nor any ERISA Affiliate, nor any director, officer, employee, or any other "fiduciary," as that term is defined in Section 3(21) of ERISA, of Borrower or of any ERISA Affiliate, has any material liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any of the Employee Benefit Plans.

     Section 4.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of Borrower and any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     Section 4.11 Material Agreements. Neither Borrower nor any of its Subsidiaries has received notice or has knowledge that (a) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (b) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

     Section 4.12 Compliance with Laws. Borrower and its Subsidiaries are in compliance with all applicable requirements of law and of all Governmental Authorities, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

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CREDIT AGREEMENT                                                        PAGE 31

     Section 4.13 Assets and Properties. Borrower and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets, and all such assets and property are free and clear of all Liens, except Permitted Encumbrances. Substantially all of the assets and properties owned by, leased to or used by Borrower and/or each such Subsidiary of Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of Borrower or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

     Section 4.14 Insurance. Borrower maintains insurance policies and programs reasonably consistent with prudent industry practice.

     Section 4.15 Environmental Matters. (a) Except as disclosed on Schedule
4.15:

          (i) the operations of Borrower and its Subsidiaries comply in all material respects with Environmental Laws;

          (ii) Borrower and its Subsidiaries have all permits, licenses or other authorizations required under Environmental Laws;

          (iii) neither Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of, Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental Laws; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

          (iv) there is not now, nor to the best of Borrower's or any of its Subsidiaries' knowledge has there ever been on or in the property of Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material which in any such case could reasonably be expected to result in material liability for Borrower or any of its Subsidiaries; and

          (v) neither Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

     (B) For purposes of this Section 4.15 "material" means any noncompliance or basis for liability which could reasonably be likely to subject Borrower to liability in excess of Five Million Dollars ($5,000,000).

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CREDIT AGREEMENT                                                        PAGE 32

     Section 4.16 Solvency. After giving effect to the (a) Loans to be made on the date hereof or such other date as Loans requested hereunder are made and the consummation of the other transactions contemplated by this Agreement, and (b) the payment and accrual of all transaction costs with respect to the foregoing, Borrower and its Subsidiaries taken as a whole is Solvent. After giving effect to (i) any permitted transaction under Section 5.2(h) hereof, and (ii) the payment and accrual of all transaction costs with respect thereto, Borrower and its Subsidiaries taken as a whole is Solvent.

     Section 4.17 Indebtedness. Except as shown on the Financial Statements, except trade debt incurred in the ordinary course of business since the date of the Financial Statements, except for Indebtedness of Borrower owed to a Guarantor and Indebtedness of a Guarantor owed to Borrower or another Guarantor, and except as shown on Schedule 4.17 hereto, Borrower and its Subsidiaries have no outstanding Indebtedness.

     Section 4.18 Contracts of Surety. Except for the endorsements of Borrower and its Subsidiaries of negotiable instruments for deposit or collection in the ordinary course of business and except for guaranties of trade debt of Subsidiaries and other operating obligations of Subsidiaries incurred in the ordinary course of business, neither Borrower nor its Subsidiaries is a party to any contract of guaranty or surety.

     Section 4.19 Licenses. Borrower and each Subsidiary possesses such franchises, licenses, permits, patents, copyrights, trademarks, and consents of appropriate Governmental Authorities to own its property and as are necessary to carry on its business as presently conducted.

     Section 4.20 Force Majeure. Neither the business nor the properties of Borrower are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty materially adversely affecting the business, operations, financial condition, properties or prospects of Borrower.

     Section 4.21 Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and, except as contemplated in the Repurchase Documents, no part of the proceeds of the Facilities will be used, either directly or indirectly, for the purpose, whether immediate, incidental or remote, of purchasing or carrying any margin stock or of extending credit to others for the purpose of purchasing or carrying any margin stock. Borrower shall furnish to the Lenders, a statement in conformity with the requirements of Federal Reserve Board Form U-1 referred to in Regulation U. Further, no part of the proceeds of the Facilities will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulations T, U or X of the Board of Governors.

     Section 4.22 Approvals. No authorization, consent, approval or any form of exemption of any Governmental Authority is required in connection with the execution and delivery by Borrower or its Subsidiaries, as applicable, of the Loan Documents, the borrowings and performance thereunder or the issuance of the Notes.

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CREDIT AGREEMENT                                                        PAGE 33

     Section 4.23 Regulation. Neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or an "affiliate of a holding company" or a "subsidiary of a holding company" within the meanings of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.24 Special Stock Redemption. The Special Stock Redemption will not violate any law, rule, regulation, order, writ, judgment, decree or award binding upon Borrower or any provision of its articles of incorporation or by-laws or any provision of any indenture, instrument or agreement to which Borrower is a party or by which it or its assets may be bound or affected; (b) each of the Repurchase Documents constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally); (c) no authorization, consent, approval, registration, license or any form of exemption of any Governmental Authority is required in connection with the payment of the Special Stock Redemption except for such consents as have been obtained and delivered to the Agent; and (d) the payment of the consideration for the Special Stock Redemption is lawful under Delaware law.

     Section 4.25 ESOP. (a) The ESOP is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code and is qualified under
Section 401(a) of the Code. The ESOP has been duly established in accordance with and under applicable law and it is a tax-exempt trust under Section 501(a) of the Code.

     (b) The ESOP Loan and the purchase of Borrower's stock by the ESOP with the proceeds from the ESOP Loan, will not: (i) involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no exemption under Section 408 of ERISA or Section 4975 of the Code, respectively;
(ii) be a violation of the fiduciary responsibility standards imposed by Section 404 of ERISA; or (iii) adversely affect the qualified status of the ESOP under Sections 401(a) or 4975(e)(7) of the Code. The shares acquired by the ESOP are "employer securities," within the meaning of Section 409(l) of the Code.

     Section 4.26 General. All statements contained in any certificate or financial statement delivered by or on behalf of Borrower to the Lenders under any Loan Document shall constitute representations and warranties made by Borrower hereunder.

     Section 4.27 Supplemental Disclosure. At any time at the request of the Agent and at such additional times as Borrower determines, Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date hereof, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. If any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are restricted or prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by the Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

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CREDIT AGREEMENT                                                        PAGE 34

ARTICLE 5. COVENANTS

     Section 5.1 Affirmative Covenants. Until the Obligations are paid in full, and so long as any Revolving Commitment, Term Loan Commitment or any Letter of Credit is outstanding, unless the Required Lenders shall otherwise consent in writing, Borrower will:

     (a) Financial Reporting. Furnish (enough copies for each of the Lenders) to the Agent:

          (i) As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, consolidated financial statements of Borrower certified after audit by certified public accountants acceptable to the Lenders, including a balance sheet, statement of income and retained earnings and a statement of cash flows, with accompanying notes to financial statements all prepared in accordance with GAAP on a consolidated basis consistent with prior years unless specifically noted thereon, and accompanied by an unqualified opinion of said accountants, and further accompanied by a certificate of the chief financial officer of Borrower that there exists no Default or Unmatured Default under the Loan Documents, or if any Default or Unmatured Default exists, stating the nature and status thereof;

          (ii) As soon as practicable, but in any event within forty-five (45) days after the end of each of Borrower's first three (3) fiscal quarters, similar unaudited consolidated statements of Borrower and its Subsidiaries as of the end of such quarter and the results of their operations for the portion of the fiscal year then elapsed, all prepared in accordance with GAAP on a consolidated basis consistent with prior periods, subject to normal audit and year-end adjustments, unless specifically otherwise noted thereon, and accompanied by the certificate of the chief financial officer of Borrower that there exists no Default or Unmatured Default under the Loan Documents or if any Default or Unmatured Default exists, stating the nature and status thereof;

          (iii) Within three (3) days of receipt by Borrower, a copy of the auditor's management letter describing any deficiencies in the internal controls or other matters of significance discovered by the auditor during the course of its audit;

          (iv) As soon as practicable, but in any event within forty-five (45) days after the end of each of Borrower's first three (3) fiscal quarters and within ninety (90) days after the end of each fiscal year, a fully executed and completed Compliance Certificate, signed by the chief executive or chief financial officer of Borrower;

          (v) As soon as practicable, but in any event within five (5) days after Borrower becomes aware thereof, a written statement signed by the chief executive or chief financial officer of Borrower as to the occurrence of any Default or Unmatured Default stating the specific nature thereof, Borrower's intended action to cure the same and the time period in which such cure is to occur;

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CREDIT AGREEMENT                                                        PAGE 35

          (vi) As soon as practicable, but in any event within ten (10) days after the commencement thereof, a written statement describing any litigation instituted by or against Borrower which, if adversely determined, may have a Material Adverse Effect;

          (vii) As soon as practicable, but in any event within ten (10) days after Borrower becomes aware thereof, a written statement signed by the chief executive officer or the chief financial officer of Borrower describing any Reportable Event, Prohibited Transaction or complete or partial withdrawal from a multi-employer plan which has occurred with respect to any Employee Benefit Plan (all within the meanings ascribed by ERISA) and the action which Borrower proposes to take with respect thereto;

          (viii) As soon as practicable, but in any event within ten (10) days after the filing with the Securities and Exchange Commission, or any successor thereto, or any states' securities regulatory authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations;

          (ix) As soon as available, but in any event within 45 days after the beginning of each fiscal year of Borrower, a copy of Borrower's budget for such fiscal year; and

          (x) Such other information as the Lenders may from time to time reasonably request.

     (b) Good Standing. Maintain, and cause each Subsidiary to maintain, its corporate existence, good standing (if applicable), and right to do business.

     (c) Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments, judgments, orders, and governmental charges or levies imposed upon it or on its income or profits or upon its property prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, may become a Lien upon the property of Borrower or a Subsidiary, provided that Borrower and its Subsidiaries shall not be required to pay any tax, assessment, charge, judgment, order, levy or claim, if such payment is being contested diligently, in good faith, and by appropriate proceedings which will prevent foreclosure or levy upon its property and adequate reserves against such liability have been established.

     (d) Maintain Properties. Maintain, and cause each Subsidiary to maintain, all properties and assets used by, or useful to, Borrower or such Subsidiary in the ordinary course of its business in good working order and condition and suitable for the purpose for which it is intended, and from time to time, make any necessary repairs and replacements.

     (e) Insurance. Maintain, and cause each Subsidiary to maintain, in full force and effect public liability insurance, business interruption insurance, worker's compensation insurance and casualty insurance policies with financially sound and reputable insurance companies and with coverages consistent with sound business practice. Each policy

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CREDIT AGREEMENT                                                        PAGE 36
providing liability coverage shall be endorsed to reflect "National City Bank of Indiana, as Agent" on behalf of the Lenders as an additional insured, and each such policy covering properties pledged as collateral to the Agent shall have a mortgagee and lender's loss payable clause in favor of "National City Bank of Indiana, as Agent." If requested by the Agent, a copy of each policy, accompanied by a certificate of coverage issued by the insurance carrier, shall be delivered to the Agent. Such policy shall stipulate that the insurance cannot be canceled or materially modified without thirty (30) days' prior written notice to the Agent and shall insure the Agent notwithstanding the act or neglect of Borrower or its Subsidiaries.

     (f) Books and Records. Keep proper books of account in which full, true and correct entries will be made of all dealings and transactions of and in relation to the business and affairs of Borrower, and, at all reasonable times, and as often as the Lenders may reasonably request, permit authorized representatives of the Lenders to (i) have access to the premises and properties of Borrower and to the records relating to the operations of Borrower; (ii) make copies of or excerpts from such records; (iii) discuss the affairs, finances and accounts of Borrower with and be advised as to the same by the chief executive and financial officers of Borrower; and (iv) audit and inspect such books, records, accounts, memoranda and correspondence at all reasonable times, to make such abstracts and copies thereof as the Lenders may deem necessary, and to furnish copies of all such information to any proposed purchaser of or participant in the Facilities. So long as there exists no Default, the costs and expenses associated with such audits and inspections shall be borne by the Lenders. If the Agent or the Lenders request after the occurrence of a violation of a financial covenant or the violation of any covenant contained in Section 5.2 hereof, Borrower shall furnish to the Lenders consolidating financial statements of Borrower and its Subsidiaries.

     (g) Reports. File, and cause each Subsidiary to file, as appropriate, on a timely basis, annual reports, operating records and any other reports or filings required to be made with any Governmental Authority.

     (h) Licenses. Maintain, and cause each Subsidiary to maintain, in full force and effect all operating permits, licenses, franchises, and rights used by it in the ordinary course of business.

     (i) Notice of Material Adverse Change. Give prompt notice in writing to the Lenders of the occurrence of any development, financial or otherwise, including pending or threatened litigation, which might have a Material Adverse Effect.

     (j) Conduct of Business. Carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as presently conducted, and do all things necessary to remain duly incorporated, validly existing and in good standing (if applicable) as a corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its respective business in each jurisdiction in which conducted.

     (k) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which Borrower or such Subsidiary may be subject, except where the failure to comply would not have a Material Adverse Effect.

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CREDIT AGREEMENT                                                        PAGE 37

     (l) Use of Proceeds. Use the proceeds of the Facilities solely for the purposes herein described.

     (m) Loan Payments. Subject to any applicable grace or cure periods, punctually pay or cause to be paid principal and interest on the Facilities in lawful money of the United States at the time and places and in the manner specified herein according to the stated terms and the true intent and meaning hereof.

     (n) Notice of Environmental Matters/Environmental Audits. In the event: (i) any premises which have at any time been owned or occupied by or have been under lease to Borrower or any Subsidiary are the subject of an environmental investigation by any Governmental Authority having jurisdiction over the regulation of hazardous substances or Environmental Laws, the purpose of which investigation is to quantify the levels of hazardous substances located on such premises, or (ii) Borrower or any Subsidiary have been named or are overtly threatened in writing to be named as a party responsible for the possible contamination of any real property or ground water with hazardous substances, including, but not limited to the contamination of past and present waste disposal sites; then Borrower shall make a reasonable determination of its or its Subsidiary's potential liability, and if such liability for any such event or events described in (i) or (ii) above exceeds in the aggregate One Million Dollars ($1,000,000), Borrower shall then notify the Lenders immediately.

     After such notification to the Lenders, Borrower shall, if required pursuant to GAAP, establish appropriate reserves against such potential liabilities and, upon the reasonable request of the Required Lenders, engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of Borrower with respect thereto, and the Lenders shall be provided with a copy of any report prepared by such firm or by any Governmental Authority as to such matters as soon as any such report becomes available to Borrower. Provided, however, if Borrower determines in good faith that it would not be in the best interest of Borrower or a Subsidiary to cause an investigation to be made, Borrower shall report such determination to the Lenders, and if the Required Lenders concur in such determination, which concurrence shall not be unreasonably withheld, Borrower and/or its Subsidiary shall be excused from obtaining such investigation and report as otherwise would be required. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Required Lenders, which approval shall not be unreasonably withheld.

     At any time after the date hereof when the Leverage Ratio is equal to or greater than 2.75 to 1.0, upon the written request of the Required Lenders, Borrower will promptly obtain such environmental audits of the Real Estate as reasonably required by the Required Lenders.

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CREDIT AGREEMENT                                                        PAGE 38

     (o) Banking Accounts. Maintain its primary banking accounts (consisting generally of its collection, disbursement, concentration and depository accounts) with National City.

     (p) ESOP. With respect to the ESOP: (i) take all necessary actions to preserve and keep the ESOP in effect and comply in all material respects with the terms of the ESOP Plan; (ii) comply in all material respects with the Code and ERISA as applicable to the ESOP and with all other laws and regulations applicable thereto, (iii) furnish to the Agent as soon as practicable, copies of the ERISA annual reports, any ESOP valuation reports, IRS determination letter, notices, financial statements and repurchase liability studies; (iv) permit the Agent to examine the books, records and other documents relating to the properties and affairs of the ESOP in the possession of Borrower which it has authority to disclose and to make memorandum and extracts from such books, records and other documents, and discuss with any representative of the Agent the affairs, finances and accounts of the ESOP; (v) take all necessary actions to cause and permit the ESOP to pay and discharge from the assets of the ESOP all taxes, fees, assessments and governmental charges or levies imposed upon the ESOP, or upon the ESOP's income or profits or upon any of the property of the ESOP prior to the date on which penalties attach thereto, and pay all lawful claims which, if unpaid, might become a Lien; (vi) promptly give notice in writing to the Agent of any late contribution to the ESOP or of any late filing of an annual report or other document required to be filed with a Governmental Agency or of any litigation involving the ESOP of which Borrower has knowledge and of any other matter of which Borrower has knowledge which has a substantial likelihood of materially adversely affecting the financial condition, affairs or operations of the ESOP or of Borrower, stating, to the extent of Borrower's knowledge thereof, the nature thereof, and the course of action proposed to be taken in connection therewith, if any; (vii) operate the ESOP to meet the requirements of (A) Section 410(b) of the Code, relating to non-discrimination in participation, (B) Section 401(a)(4) of the Code, relating to prohibited discrimination in favor of officers, shareholders or highly compensated employees, and (C) Section 401(a)(28) of the Code, relating to diversification of investments and use of an independent appraiser; (viii) take all necessary actions to apply for and obtain a favorable determination letter from the IRS that the ESOP is tax-qualified and tax-exempt under Sections 401(a) and 501(a), respectively, of the Code and is an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code; and (ix) Borrower will make contributions to the ESOP sufficient to enable the trustee of the ESOP to pay in a timely manner all scheduled principal and interest repayments due under the ESOP Loan.

     (q) Title Insurance. If the Leverage Ratio equals or exceeds 2.75 to 1.0, the Agent shall obtain, at Borrower's expense, an ALTA standard mortgagee's policy of title insurance issued by a reputable title insurer in an amount acceptable to the Agent (but not to exceed the fair market value of the applicable Real Estate) with respect to each Mortgage, containing the agreement of the title insurer to insure the required priority of the Mortgage, free of standard policy exceptions, reflecting that title to the Real Estate is free of defects other than the Permitted Encumbrances (such title policy shall be further endorsed to provide a 3.0 zoning endorsement, a comprehensive endorsement, a last dollar endorsement, a revolving credit endorsement, and such other endorsements as the Agent may request).

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CREDIT AGREEMENT                                                        PAGE 39

     (r) Survey. If the Leverage Ratio equals or exceeds 2.75 to 1.0, the Agent shall obtain, at Borrower's expense an ALTA minimum standard survey of the Real Estate with the signature and seal of a registered engineer or surveyor affixed showing all easements and other matters affecting the Real Estate or apparent thereon, the relation of the Real Estate to public thoroughfares for access purposes, the location of all improvements and such other matters as the Agent may reasonably request. Such survey shall further certify that the Real Estate is not located within a special flood hazard area as defined by the Flood Disaster Protection Act of 1973, and shall specify the flood hazard zone in which the Real Estate is situated.

     (s) Post-Closing Covenant. Within ninety (90) days of the date hereof, (a) use its reasonable best efforts to procure landlord and warehousemen lien waivers, in the form prescribed or approved by the Agent, with respect to Borrower's and its Subsidiaries' Equipment and Inventory located at facilities not owned by a Borrower or a Guarantor, and (b) furnish the Agent with real estate title searches confirming the applicable Guarantor's ownership of the Real Estate.

     Section 5.2 Negative Covenants. Until the Obligations are paid in full, and so long as any Revolving Commitment, Term Loan Commitment or any Letter of Credit is outstanding, unless the Required Lenders shall otherwise consent in writing, Borrower will not and will not permit any Subsidiary to:

          (a) Dispose of Property. Sell, transfer, lease or otherwise dispose of its assets or properties, or discount, with or without recourse, any of its accounts, except (i) sales from inventory in the ordinary course of business, (ii) the sale of obsolete equipment and machinery in the ordinary course of business, and (iii) sales of assets for cash and for fair value in any fiscal year of Borrower in an aggregate amount for Borrower and its Subsidiaries not to exceed One Million Dollars ($1,000,000), and, provided there exists no Default and no Default would be occasioned thereby, such additional sales of assets above such One Million Dollars ($1,000,000) limitation provided the proceeds of such additional sales are paid to the Lenders to permanently reduce pro rata the Term Loans and the Lenders' Revolving Commitments as provided in Section 2.3(d) hereof.

          (b) Further Encumber. Except for Permitted Encumbrances, voluntarily create or suffer to exist any Lien upon any of its properties or assets, real or personal, tangible or intangible, whether now owned or hereafter acquired.

          (c) Dividends. Declare or pay any dividends on its Capital Stock.

          (d) Purchase Stock. Purchase, redeem, retire or otherwise acquire any outstanding shares of its Capital Stock, except (i) for the Special Stock Redemption, (ii) provided there exists no Default and no Default would be occasioned thereby, Borrower may purchase stock from executives of Borrower pursuant to its executive compensation program in an amount not exceeding
     (A) Three Million Dollars ($3,000,000) in the aggregate in any fiscal year through fiscal year end 2003, and (B) Four Million Dollars ($4,000,000) in the aggregate in any fiscal year thereafter, and (iii) provided there exists no Default and no Default would be occasioned thereby, purchases of stock from former ESOP participants of Borrower to the extent required by law.

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CREDIT AGREEMENT                                                        PAGE 40

          (e) Borrowings. Create, incur, assume or suffer to exist any Indebtedness, except (i) that in existence as of the date hereof and disclosed in the Financial Statements, (ii) trade accounts and normal business accruals payable in the ordinary course of business, (iii) Indebtedness to the Lenders pursuant to the Loan Documents, (iv) as permitted in Section 5.2(f) hereof, and (v) other Indebtedness of Borrower and its Subsidiaries not exceeding in the aggregate One Million Dollars ($1,000,000) outstanding at any time.

          (f) Loans, Etc. Make any loan, disbursement or advance to, or investment in, any Person except (i) trade debtors in the ordinary course of business, (ii) loans and advances to a Subsidiary that is a Guarantor, provided there exists no Default or Unmatured Default at the time, or after giving effect to, such loan or advance and provided the Subsidiary is not "insolvent" at the time of such loan or advance nor rendered "insolvent" (as such terms are used in the Federal Bankruptcy Code) by such loan or advance, and loans and advances to Borrower by a Guarantor, (iii) Qualified Investments, and (iv) with respect to a Target acquired pursuant to Section 5.2(h) hereof, notes receivable owed to the Target as of such acquisition.

          (g) Contingent Obligations. Directly or indirectly create or become or be liable with respect to any Contingent Obligation, except for (i) the endorsements by Borrower or a Subsidiary of negotiable instruments for deposit or collection in the ordinary course of business, (ii) guarantees in favor of the Lenders, and (iii) guarantees of the Indebtedness of Affiliates not exceeding in the aggregate for Borrower and its Subsidiaries Five Million Dollars ($5,000,000).

          (h) Merger, Acquisitions, Etc. Except as provided in Section 5.2(a) hereof and as provided below, merge or consolidate with or into any other Person, or lease, sell or otherwise dispose of the stock of any Subsidiary or of all or a substantial portion of the property, assets or business of Borrower or a Subsidiary to any other Person. Except in the ordinary course of business, Borrower shall not acquire and shall not permit any Subsidiary to acquire any material part of the assets of any other business entity; provided, however, that notwithstanding the foregoing, Borrower may, and may allow any Subsidiary to, consummate the merger or acquisition of any material part of the assets or the Capital Stock or equity of any other business entity on the conditions that: (i) in the event of a merger, Borrower or the Subsidiary is the legal surviving corporation; (ii) no Default or Unmatured Default has occurred and is continuing at the time of such merger or acquisition or will result or occur after the consummation of such merger or acquisition; (iii) the Agent receives prior notice of all material details of such merger or acquisition, and the entity or business acquired is substantially in the same field or enterprise as presently conducted by Borrower and its Subsidiaries; (iv) Borrower provides satisfactory written evidence to the Agent that it is in compliance with the financial covenants set forth in Section 5.3 hereof both immediately before and after giving effect to the consummation of such merger or acquisition; (v) the Agent receives satisfactory evidence that the board of directors of the Target have approved the subject merger or acquisition or, in the event the Target is in bankruptcy, the applicable

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CREDIT AGREEMENT                                                        PAGE 41
     bankruptcy court has approved Borrower's or its Subsidiary's acquisition of the Target; (vi) satisfactory evidence that the Leverage Ratio does not exceed 1.00 to 1.00 immediately preceding the subject merger or acquisition; (vii) the aggregate consideration (including the assumption of any Indebtedness) for a subject merger or acquisition does not exceed Twenty-Five Million Dollars ($25,000,000); (viii) satisfactory evidence that the Leverage Ratio, calculated proforma giving effect to the subject merger or acquisition, is at least .50 less than the maximum Leverage Ratio then allowed under Section 5.3(b); and (ix) after giving effect to the subject merger or acquisition, Borrower will have at least Ten Million Dollars ($10,000,000) available to be borrowed under the Revolving Commitments. Borrower will not, or will not permit any of its Subsidiaries to, create or otherwise acquire any new Subsidiary except Borrower may create Subsidiaries, having no material assets or operations, solely for the purpose of facilitating acquisitions permitted hereunder, and Borrower may create Subsidiaries in substantially the same fields of enterprise as presently conducted by Borrower and its Subsidiaries if such Subsidiary becomes a guarantor of the Obligations as required by Article 3 hereof. Borrower will not, and will not permit any Subsidiary, to pursue any new line of business.

          (i) Change Name and Place of Business. Change its corporate name or principal place of business, except on not less than sixty (60) days' prior written notice to the Agent.

          (j) Accounting Policies. Change its fiscal year or any of its significant accounting policies, except to the extent necessary to comply with GAAP and, with respect to a Target acquired pursuant to Section 5.2(h) hereof, changes with respect to such Target to comply with Borrower's accounting policies.

          (k) Change of Business. Except as provided in Section 5.2(h) hereof or as otherwise provided in this Agreement, make any material change in the nature of its business as carried on at the date of this Agreement.

          (l) Benefit Plans. Permit any condition to exist in connection with any Employee Benefit Plan which might constitute grounds for the PBGC to institute proceedings to have the Employee Benefit Plan terminated or a trustee appointed to administer the Employee Benefit Plan; or engage in, or permit to exist or occur any other condition, event or transaction, with respect to any Employee Benefit Plan which could result in Borrower incurring any material liability, fine or penalty.

          (m) ESOP. With respect to the ESOP: (i) enter into any "prohibited transaction" within the meaning of Section 4975(c) of the Code without the consent of the Agent, which consent will not be unreasonably withheld provided the "prohibited transaction" is exempted by Section 4975(d) of the Code; (ii) permit any amendment or modification to the ESOP Plan that would affect the ability of Borrower or any of the Subsidiaries to perform their respective obligations under the Loan Documents or the ability of the Lenders or the Agent to enforce the Obligations; and (iii) appoint a new trustee of the ESOP without the written consent of the Agent.

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CREDIT AGREEMENT                                                        PAGE 42

          (n) Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower which is not its Subsidiary, on terms that are less favorable to Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

          (o) Sales and Leasebacks. Become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease, a synthetic lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease.

          (p) Corporate Documents. Amend, modify or otherwise change any of the terms or provisions in any of their respective articles or certificates of incorporation or by-laws as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.

          (q) Restrictive Agreements. Enter into any agreement (excluding any restrictions existing under the Loan Documents) prohibiting (i) the creation or assumption of any Lien on any of its properties or assets, (b) the ability of Borrower to amend or otherwise modify this Agreement or any other Loan Document, or (c) the ability of any Guarantor to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Guarantor to make any payment, directly or indirectly, to Borrower.

     Section 5.3  Financial Covenants.

          (a) Consolidated Tangible Net Worth. At all times, maintain its Consolidated Tangible Net Worth at not less than Twenty-Seven Million Eight Hundred Seventy-Five Thousand Dollars ($27,875,000) as of December 31, 2001, and increasing as of March 31, 2002 by an amount equal to Fifty Percent (50%) of Net Income before the cumulative effect of an accounting change (without reduction for any net losses) for such fiscal quarter, and thereafter increasing on the last day of each fiscal quarter by an amount equal of Fifty Percent (50%) of Net Income (without reduction for any net losses) for such fiscal quarter.

          (b) Leverage Ratio. Maintain a Leverage Ratio of not greater than (i)
     3.00 to 1.00 as of each fiscal quarter ending through and including December 31, 2002, (ii) 2.75 to 1.00 as of March 31, 2003, June 30, 2003,
     and September 30, 2003, and (iii) 2.50 to 1.00 as of December 31, 2003 and as of each fiscal quarter end thereafter.

          (c) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than (i) 1.20 to 1.00 as of each fiscal quarter ending through and including September 30, 2003, and (ii) 1.25 to 1.00 as of December 31, 2003 and as of each fiscal quarter end thereafter.

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CREDIT AGREEMENT                                                        PAGE 43
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ARTICLE 6. CONDITIONS PRECEDENT TO LOANS

     Section 6.1 Conditions to Initial Advance. The obligation of the Lenders to make the initial advance under the Facilities is subject to each of the following conditions precedent:

          (a) Authorization. Borrower shall have furnished to the Lenders, and the Lenders shall have approved, certified copies of Borrower's and each Guarantor's articles of incorporation and by-laws, both as amended, accompanied by recent certificates of good standing issued by the Secretary of State of their states of incorporation and those states in which Borrower and the Guarantors own property or maintain an office and a certified copy of resolutions adopted by each Board of Directors authorizing the Facilities and the Guaranty, as applicable, and specifying the names and capacities of those Persons authorized to execute the Loan Documents.

          (b) Loan Documents. Each of the Loan Documents shall have been executed and delivered by Borrower to the Lenders.

          (c) Guaranty. The Guaranty and the other applicable Loan Documents shall have been executed and delivered by the Guarantors to the Lenders.

          (d) Incumbency Certificates. The Lenders shall have received Incumbency Certificates, executed by the respective Secretary or Assistant Secretary of Borrower and each Guarantor which shall identify the name and title and bear the signature of the officers of Borrower and such Guarantor authorized to sign the Loan Documents, and the Lenders shall be entitled to rely upon such certificates until informed of any change in writing by Borrower.

          (e) Opinions of Counsel. The Lenders shall have received a favorable written opinion of counsel to Borrower and the Guarantors, dated of even date herewith, in form and substance acceptable to the Lenders, including, without limitation, such counsel's opinion that the Special Stock Redemption is lawful under Delaware law. The Lenders shall have received a favorable written opinion of counsel to Borrower as to the opinions as set forth in Exhibit B to the Stock Purchase Agreement between the trustee of the ESOP and Court Square Capital Limited dated February 19, 2002, in form and substance acceptable to the Lenders.

          (f) UCC Searches. The Lenders shall have received satisfactory return after search in accordance with the Uniform Commercial Code or other applicable law in such governmental offices as the Lenders shall have deemed appropriate.

          (g) Regulation U. The Lenders shall have received such certificates and other documents as it shall have deemed reasonably appropriate as to compliance with Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (h) Compliance Certificate. A fully executed and completed pro forma Compliance Certificate, giving effect to the initial funding of the Facilities, and consummation of the Special Stock Redemption and the ESOP Loan as contemplated in this Agreement.

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          (i) Fees. The fees described in Section 2.6 shall have been paid by
     Borrower to the Agent for the benefit of the Agent and the Lenders, as applicable.

          (j) Termination of Existing Credit Agreement. The Agent shall have received evidence satisfactory to it that the commitments under the Existing Credit Agreement have been terminated, all loans thereunder have been repaid in full and all accrued fees and other amounts payable thereunder have been paid in full.

          (k) Insurance Certificate. The insurance certificate described in
     Section 5.1(e).

          (l) Repurchase Documents. The Agent shall have received and approved the Repurchase Documents, the same shall have been duly executed by the parties thereto, and the transactions contemplated by the Repurchase Documents shall have been simultaneously consummated at a closing in accordance with the terms thereof.

          (m) Leverage Ratio. The Agent shall have received satisfactory evidence that the Leverage Ratio is not greater than 2.65 to 1.0 as of the date hereof.

          (n) Additional Documentation. The Lenders shall have received such other documents as the Lenders may reasonably request.

          (o) Certificate of No Default. The Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that on the date of the initial Advance, no Default or Unmatured Default has occurred and is continuing.

          (p) Valuation and Fairness Opinions. The Lenders shall have received copies of: (i) the valuation/fairness opinion to be given by Duff & Phelps to GreatBanc Trust Company, as trustee of the ESOP, in accordance with the provisions of the Repurchase Documents; and (ii) the fairness opinion to be given by Houlihan Lokey Howard & Zukin to Borrower in accordance with the provisions of the Repurchase Documents.

     Section 6.2 Conditions to Subsequent Advances. Prior to each subsequent Advance under the Facilities:

          (a) No Default. No Default or Unmatured Default shall have occurred and be continuing.

          (b) Representations and Warranties. Each representation and warranty contained in Article 4 shall be true and correct as of the date of such advance, except to the extent any such representation or warranty relates solely to an earlier date and except changes reflecting transactions permitted by this Agreement.

          (c) Legal Matters. All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and its counsel.

          (d) Expenses. Borrower shall have reimbursed the Agent for all legal fees and other reasonable out-of-pocket expenses incurred by the Agent after the date hereof in connection with the Facilities for which Borrower, pursuant to this Agreement, is responsible.

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     Section 6.3 Special Conditions to Advances for Permitted Acquisitions.
Prior to any Advance to be used for the purpose of funding a permitted acquisition or merger:

          (a) Written Requests. At least Five (5) Banking Days prior to Borrower's request for an Advance to be used for the purpose of funding a permitted acquisition or merger pursuant to Section 5.2(h) hereof, Borrower shall submit to the Agent and the Lenders a written request signed by an Authorized Officer setting forth the estimated total amount of the requested Advance and the proposed uses thereof. Borrower shall also submit with its request (i) a written memorandum in summary form describing the extent and material results of its due diligence with respect to the Person to be acquired (the "Target"), (ii) copies of all annual financial statements for the last three (3) years of the Target, or, to the extent all such annual financial statements are not available, such other financial statements reasonably acceptable in form to the Required Lenders,
     (iii) a pro forma consolidated balance sheet of Borrower giving effect to consummation of the proposed transaction, and (iv) a duly completed pro forma Compliance Certificate required by Section 5.2(h) hereof and such other information and materials as required by Section 5.2(h) hereof.

          (b) Acquisition Documents. As soon as practicable, but in any event at least Five (5) Banking Days prior to Borrower's request for an Advance to be used for the purpose of funding a permitted acquisition or merger pursuant to Section 5.2(h) hereof, Borrower shall provide the Agent with a copy of the letter of intent or term sheet of the proposed acquisition or merger. As soon as practicable, but in any event at least One (1) Banking Day prior to the proposed date of funding of such Advance, the Agent shall have received the definitive purchase agreement and such other material acquisition documents governing the proposed acquisition of the Target. The Agent shall furnish such items it receives under this Section to the Lenders as soon as practicable.

          (c) Representations of Target's Financial Statements. Borrower's submission of the items in (a) hereof shall constitute a representation by Borrower, to its actual knowledge, that (i) the information provided to the Lenders with respect to the proposed acquisition remains true and correct in all material respects as of the date of funding, (ii) no material adverse change in the business of the Target (including the financial condition and/or assets to be acquired), has occurred since the date of the last financial statements furnished to the Lenders, and (iii) the Target and Borrower (and its Subsidiaries, if applicable) have fully and timely complied with any applicable laws in connection with the contemplated acquisition.

          (d) Expenses. Subject to Section 12.8 hereof, Borrower shall have reimbursed the Agent for all reasonable legal fees and other reasonable expenses incurred by the Agent after the date hereof in connection with the Facilities.

     Section 6.4 General. Each request for an Advance under the Facilities shall constitute a representation and warranty by Borrower that the applicable conditions contained in this Article 6 have been satisfied.

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CREDIT AGREEMENT                                                        PAGE 46

ARTICLE 7. DEFAULT

     The occurrence of any of the following events shall be deemed a Default hereunder:

          (a) any representation or warranty made by or on behalf of Borrower, any Guarantor or any Affiliate to the Lenders under or in connection with any Loan Document, any Guaranty, or any subordination agreement shall be false in any material respect as of the date on which made;

          (b) Borrower or any Guarantor fails to make any payment of principal of or interest on any of the Notes, or any fee or other payment Obligation within five (5) days after the same is due;

          (c) the breach by Borrower of any of the covenants contained in
     Section 5.1(b), Section 5.1(c), Section 5.1(d), Section 5.1(f), Section 5.1(g), Section 5.1(h), Section 5.1(i), Section 5.1(j), Section 5.1(k), or
     Section 5.1(p) which breach remains uncured for ten (10) Banking Days after written notice to Borrower; or the breach by Borrower of any other covenant contained in Article 5 hereof;

          (d) the breach by Borrower or any Guarantor of any other terms or provisions of the Loan Documents (other than a breach which constitutes a Default under (a), (b) or (c) above) which breach remains uncured for thirty (30) days after written notice to Borrower;

          (e) the failure of Borrower or any Guarantor to pay when due or within any applicable grace or cure period any Indebtedness having an outstanding principal balance, singly or in the aggregate, in excess of One Million Dollars ($1,000,000), or the default by Borrower or any Guarantor in the performance of any other term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity, unless such default is waived in writing by the holder or holders of such Indebtedness; or any such Indebtedness shall be validly declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

          (f) Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) suspend operations as presently conducted or discontinue doing business as an ongoing concern;

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CREDIT AGREEMENT                                                        PAGE 47

          (g) without the application, approval or consent of Borrower or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or such Guarantor or any substantial part of its property, or a proceeding described in item (f) shall be instituted against Borrower or such Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days;

          (h) any Guaranty or any material provision thereof shall cease to be in full force or effect, or any Guarantor fails to promptly perform under its Guaranty, or any Guarantor terminates or revokes or attempts to terminate or revoke its Guaranty;

          (i) any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of all or any Substantial Portion of the property of Borrower or its Subsidiaries;

          (j) Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in an amount equal to or greater than Three Hundred Thousand Dollars ($300,000) which is not stayed on appeal or otherwise appropriately contested in good faith, or any attachment, levy or garnishment is issued against any property of Borrower or any Subsidiary;

          (k) Any Change in Control shall occur;

          (l) Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental Law which by Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject Borrower to liability in excess of Five Million Dollars ($5,000,000);

          (m) there occurs a "reportable event" or a "prohibited transaction" under, or any complete or partial withdrawal from, or any other event which would constitute grounds for termination of or the appointment of a trustee to administer, any "plan" maintained by Borrower or any ERISA Affiliate for the benefit of its "employees" (as such terms are defined in ERISA) which will have a Material Adverse Effect;

          (n) if (i) the ESOP is at any time revoked, rescinded, terminated or ceases to be in full force and effect, or (ii) the ESOP permits any Lien on any of its property in favor of any entity or person other than Borrower or shall guarantee any indebtedness of any other entity or person or permit to remain outstanding any unreimbursed indebtedness, except obligations for benefit payments to the participants or beneficiaries of the ESOP, or (iii) the ESOP enters into, or permits or suffers to exist, any "prohibited transaction" within the meaning of Section 4975(c) of the Code which is not exempted by Section 4975(c)(2) or (d) of the Code and as defined in Section 406 of ERISA which is not exempted by Section 408 of ERISA relating to the ESOP Plan which is not cured or eliminated before the occurrence of any material adverse effect on the ESOP, or (iv) the ESOP shall fail to make any other payment of any other obligation when due;

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CREDIT AGREEMENT                                                        PAGE 48

          (o) Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, subject to Permitted Encumbrances and except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or Borrower or a Guarantor shall fail to comply with any of the terms or provisions of any Collateral Document subject to applicable cure or grace periods, if any; or

          (p) Any change in the law concerning the method or timing of ESOP distributions or relating to diversification of investments under the ESOP if such change creates a Material Adverse Effect.

ARTICLE 8. REMEDY

     Section 8.1 Acceleration. If any Default described in Article 7, item (f)0 or (g) occurs, the commitments of the Lenders to make, renew or convert Advances of the Facilities, to accept drafts or to issue Letters of Credit hereunder shall automatically terminate and the Obligations (including, without limitation, the obligation to deposit with the Agent a sum equal to the aggregate face amount of the outstanding Letters of Credit pursuant to Section
8.2 hereof) shall immediately become due and payable without any election or action on the part of any Lender. If any other Default occurs, then upon the declaration of the Required Lenders or the Agent at the direction of the Required Lenders, the obligations of the Lenders to make, renew or convert Advances of the Facilities, to accept drafts and to issue Letters of Credit under this Agreement shall terminate and the Obligations (including, without limitation, the obligation to deposit with the Agent a sum equal to the aggregate face amount of the outstanding Letters of Credit pursuant to Section
8.2 hereof) shall immediately become due and payable. In either event, the Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. The remedies of the Lenders specified in this Agreement and the other Loan Documents shall not be exclusive and the Lenders may avail themselves of any of the remedies provided by law as well as any equitable remedies available to the Lenders, and each and every remedy shall be cumulative and concurrent and shall be in addition to every other remedy now or hereafter existing at law or in equity.

     Section 8.2 Deposit to Secure Reimbursement Obligations. When any Default under (b) hereof has occurred and is continuing, or the Required Lenders (or the Agent at the direction of the Required Lenders) have declared any acceleration of the Obligations after the occurrence of any other Default, the Required Lenders or the Agent at the direction of the Required Lenders may demand that Borrower immediately pay to the Agent an amount equal to the aggregate outstanding amount of the Letters of Credit and Borrower shall immediately upon any such demand make such payment. Borrower hereby irrevocably grants to the Agent for the benefit of the Lenders a security interest in all funds deposited to the credit of or in transit to any deposit account or fund established pursuant to this Section 8.2, including, without limitation, any investment of such fund. Borrower hereby acknowledges and agrees that the Agent and the LC Issuer would not have an adequate remedy at law for failure by Borrower to honor any demand

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CREDIT AGREEMENT                                                        PAGE 49
made under this Section 8.2 and that the Agent and the LC Issuer shall have the right to require Borrower specifically to perform its undertakings in this
Section 8.2 whether or not any draws have been made under any Letter of Credit. In the event the Agent or the LC Issuer makes a demand pursuant to this Section 8.2, and Borrower makes the payment demanded, the Agent agrees to invest the amount of such payment for the account of Borrower and at Borrower's risk and direction in short-term investments acceptable to the Agent.

     Section 8.3 Subrogation. The LC Issuer shall, to the extent of any payments made by the LC Issuer under any Letter of Credit, be subrogated to all rights of the beneficiary of such Letter of Credit as to all obligations of Borrower and its Subsidiaries with respect to which such payment shall have been made by the LC Issuer.

     Section 8.4 Preservation of Rights. No delay or omission of the Agent or any Lender to exercise any power or right under the Loan Documents shall impair such power or right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any power or right shall not preclude other or further exercise thereof or the exercise of any other power or right. No Advance hereunder shall constitute a waiver of any of the conditions of any Lender's obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall a waiver of such condition in any one instance have the effect of precluding any Lender from thereafter declaring such inability to be a Default hereunder. No course of dealings shall be binding upon the Agent or any Lender.

     Section 8.5 Actions by the Agent/Default Rate. The Agent shall take such action with respect to a Default or a Unmatured Default as shall be reasonably directed in writing by the Required Lenders or all the Lenders, as applicable, provided, however, that, unless and until the Agent shall have received such direction, the Agent may take such action, or refrain from taking such action with respect thereto, as it shall deem advisable in the best interests of the Lenders. The Agent shall have no obligation to impose or collect the Default rate of interest as provided in Section 2.2(c) hereof unless and until instructed in writing by the Required Lenders, which written instruction shall include the Required Lenders' determination of the date of Default and the amount of interest due and payable by Borrower.

ARTICLE 9. THE AGENT

     Section 9.1 Appointment; Nature of Relationship. National City is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
9. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Indiana Uniform

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CREDIT AGREEMENT                                                        PAGE 50

Commercial Code, as in effect from time to time, and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     Section 9.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     Section 9.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     Section 9.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article 6, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or any Guarantor of any of the Obligations or of any of Borrower's or any such Guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrower to the Agent at such time, but is voluntarily furnished by Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     Section 9.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

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CREDIT AGREEMENT                                                        PAGE 51
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     Section 9.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     Section 9.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     Section 9.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, in proportion to their Revolving Commitments immediately prior to such termination)
(a) for any amounts not reimbursed by Borrower for which the Agent is entitled to reimbursement by Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders and not reimbursed by Borrower in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent and not reimbursed by Borrower in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 9.8 shall survive payment of the Obligations and termination of this Agreement.

     Section 9.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     Section 9.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a

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CREDIT AGREEMENT                                                        PAGE 52

Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     Section 9.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 9.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders, with the written consent of Borrower if no Default has occurred and is continuing, shall have the right to appoint, on behalf of Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may, with the written consent of Borrower if no Default has occurred and is continuing, but without the consent of any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and Borrower shall, after written notice thereof from the Lenders, make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article 9 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 9.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

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CREDIT AGREEMENT                                                        PAGE 53
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     Section 9.13 Delegation to Affiliates. Subject to Section 9.12 hereof,
Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Article 9 and Article 12 hereof.

     Section 9.14 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to Borrower and the Guarantors on their behalf the Collateral Documents and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents.

     Section 9.15 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to Borrower and the Guarantors on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral as permitted by, but only in accordance with, the terms of the applicable Loan Document (including a release of collateral pursuant to Section 5.2(a) hereof and Section 8.17 of Borrower's Pledge and Security Agreement) or which shall otherwise have been approved by the Lenders.

ARTICLE 10. SET OFF; RATABLE PAYMENTS

     Section 10.1 Set off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of a Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or any affiliate of such Lender (including, without limitation, by branches and agencies of such Lender or any affiliate of such Lender wherever located) to or for the credit or the account of Borrower against and on account of the Obligations and liabilities of Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations of Borrower purchased by such Lender pursuant to Section 10.5 hereof, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     Section 10.2 Ratable Payments. If any Lender, whether by set off or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 2.5(f) or Section 2.5(g) or Section 12.20 in a greater proportion than that received by any other Lender in terms of its Pro Rata Share, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans after taking into effect the aforementioned payment and purchase. If any

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CREDIT AGREEMENT                                                        PAGE 54

Lender, whether in connection with set off or amounts which might be subject to set off or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     Section 10.3 Ratable Benefit. All collateral from time to time securing the Obligations shall exist for the ratable benefit of the Lenders. The interest of each Lender in the collateral from time to time existing shall be pro rata according to each Lender's Pro Rata Share of the outstanding principal Obligations owing to the Lenders, but the interest of each Lender in the collateral shall rank equally in priority with the interest of each other Lender. Irrespective of the time, order or method of attachment or perfection of the Lien, and irrespective of anything contained in any filing or agreement to which any of the Lenders is a party, any Lien in favor of any of the Lenders in any of the collateral described in the Loan Documents which arises out of any prior or subsequent transaction shall be subordinate to the Lien in such collateral in favor of the Lenders under the Loan Documents.

     Section 10.4 Liquidation of Collateral. Subject to the provisions of
Section 8.1 and Article 9 and the further provisions of the Loan Documents, and subject to the advice of its counsel, the Agent shall act with respect to the collateral securing the Obligations under the Loan Documents as instructed by the Required Lenders. No Lender will take any action to enforce its rights or Liens against Borrower or its Subsidiaries (other than by way of set off), except through the Agent.

     Section 10.5 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment (other than regularly scheduled payments of principal and interest prior to any Default) of all or any part of its Facilities hereunder, or interest thereon (whether by set-off or otherwise) in a greater proportion than its Pro Rata Share, such Benefitted Lender shall purchase for cash from the other Lenders such portions of the other Lenders' Notes, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause the Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. Borrower agrees that each Lender so purchasing a portion of another Lender's Notes may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

ARTICLE 11. BENEFIT OF AGREEMENT; ASSIGNMENT, PARTICIPATIONS

     Section 11.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that (a) Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with
Section 11.3 hereof. Notwithstanding clause (b) of this Section, any Lender

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CREDIT AGREEMENT                                                        PAGE 55
may at any time, without the consent of Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 11.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     Section 11.2 Participations.

          (a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Revolving Commitment, extends the Revolving Commitment Period, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Commitment, releases any Guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

          (c) Benefit of Setoff. Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 10.1 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 10.1 hereof with respect to the amount of participating interests sold to each Participant.

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CREDIT AGREEMENT                                                        PAGE 56

     The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 10.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 10.1 hereof as if each Participant were a Lender.

     Section 11.3 Assignments.

     (a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit H or in such other form as may be agreed to by the parties thereto. The consent of Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of Borrower shall not be required. Such consents shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) Five Million Dollars ($5,000,0000 or (ii) the remaining amount of the assigning Lender's Revolving Commitment (calculated as at the date of such assignment).

     (b) Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by (a) hereof, and (ii) payment of a Three Thousand Five Hundred Dollar ($3,500) fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such assignment. Such assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the aggregate Revolving Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section, the transferor Lender, the Agent and Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Commitments, as adjusted pursuant to such assignment.

     Section 11.4 Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 12.10 of this Agreement.

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CREDIT AGREEMENT                                                        PAGE 57

     Section 11.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 12.22 hereof.

ARTICLE 12. GENERAL PROVISIONS

     Section 12.1 Waivers, Amendments and Remedies. No delay or omission of the Lenders to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. No waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Required Lenders, and, to the extent any rights or duties of the Agent may be affected thereby, the Agent; provided, however, that no waiver, amendment, modification, consent or other variation shall without consent of the Agent and each non Defaulting Lender with Obligations being directly affected thereby (a) authorize or permit the extension of time for paying the principal of, or interest on, the Obligations, or any fees payable thereunder, or any reduction in the principal amount thereof or a reduction in the rate of interest or fees thereon (other than as a result of waiving the applicability of any increase in the applicable interest rate upon Default or maturity), (b) amend (i) the respective percentages of the Lenders' Revolving Commitments, (ii) the definition of Required Lenders or the percentage of Lenders required to take or approve any action hereunder, or (iii) the provisions of this Section 12.1 or Article 7 or
Section 8.1, (c) except as provided in this Agreement or in a Collateral Document, release any collateral subject to any Loan Document, or release any Guarantor from its Guaranty, or (d) waive, amend, or modify any other provision of the Loan Documents which creates an obligation on the part of Borrower to indemnify the Agent or any Lender or to pay money to the Agent or any Lender. Any such waiver, amendment, modification or consent shall be effective only in the specific instance and for the specific purpose for which given. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.

     Section 12.2 Survival of Representations. All representations and warranties of Borrower contained in the Loan Documents shall survive delivery of the Notes and the making of the Facilities.

     Section 12.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     Section 12.4 Taxes. Any taxes (excluding taxation of the overall net income of the Lenders) payable or ruled payable by any Governmental Authority in respect of the Loan Documents shall be paid by Borrower, together with interest and penalties, if any.

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CREDIT AGREEMENT                                                        PAGE 58
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     Section 12.5 Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provision) and the rights and obligations of the parties thereunder and hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Indiana (but giving effect to federal laws applicable to national Lenders), notwithstanding the fact that Indiana conflict of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. Borrower hereby consents to the jurisdiction of any state or federal court located within Marion County, Indiana. All service of process may be made by messenger, certified mail, return receipt requested or by registered mail directed to Borrower at the addresses indicated aside its signature to this Agreement, and Borrower otherwise waives personal service of any and all process made upon Borrower. Borrower waives any objection which Borrower may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or forum non conveniens. Nothing contained in this Section shall affect the right of the Lenders to serve legal process in any other manner permitted by law or to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

     Section 12.6 Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

     Section 12.7 Entire Agreement. The Loan Documents embody the entire agreement and understanding among Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among Borrower, the Agent and the Lenders relating to the subject matter thereof.

     Section 12.8 Expenses. Borrower shall reimburse the Agent for any and all reasonable out-of-pocket expenses (including attorneys' fees for the Agent), paid or incurred by the Agent in connection with the preparation, negotiation, review, execution, delivery, amendment, modification and administration of the Facilities and/or the Loan Documents. Borrower shall reimburse the Agent and the Lenders for reasonable out-of-pocket expenses paid or incurred by the Lenders in connection with charges incurred pursuant to Section 5.1(f) hereof after a Default as provided therein. The Agent shall use its best effort to provide advance notice to Borrower prior to the incurrence of such expenses. Borrower shall reimburse the Agent and the Lenders for any and all reasonable costs, charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders), paid or incurred by the Agent and/or the Lenders in connection with the collection and enforcement of the Facilities and/or the Loan Documents. The Lenders may pay or deduct from the loan proceeds any of such expenses, and any proceeds so applied shall be deemed to be advances under this Agreement evidenced by the Notes and secured by the Loan Documents, and shall bear interest at the rate of interest provided in the Notes.

     Section 12.9 Indemnification. Borrower agrees to indemnify the Lenders, and their successors and assigns (including any permitted purchaser of a participation in the Facilities), and their directors, officers and employees, against all losses, claims, costs, damages, liabilities and expenses, including, without limitation, all expenses of litigation or preparation therefor (a "Loss"), which they may pay or incur in connection with or arising out of the direct or indirect application of the proceeds of the Facilities hereunder, except for any Loss caused by the

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CREDIT AGREEMENT                                                        PAGE 59

Lenders' gross negligence or wilful misconduct. The indemnity set forth herein shall be in addition to any other Obligations of Borrower to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the obligation of the Lenders to make the Facilities and the payment of all Obligations.

     Section 12.10 Confidentiality. The Lenders agree to treat all information received by them in connection with the Loan Documents (except such information which is generally available or has been made available to the public) as confidential, provided, however, that nothing in this Section shall prohibit the Lenders from, or subject the Lenders to liability for, disclosing any such information to any Governmental Authority to whose jurisdiction the Lenders may be subject, and provided further that the Lenders may provide such information on a confidential basis to proposed purchasers of or participants in the Facilities.

     Section 12.11 Giving Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed effective if made in writing and delivered to the recipient's address, telex number of facsimile number addressed to Borrower at the address specified opposite its signature below, or if addressed to the Agent or the Lenders at the addresses indicated on Schedule I hereto, by any of the following means: (a) hand delivery, (b) United States first class mail, postage prepaid, (c) registered or certified mail, postage prepaid, with return receipt requested, (d) by a reputable rapid delivery service, or (e) by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this Section shall be deemed given upon receipt if delivered by hand or wire transmission, three (3) Banking Days after mailing if mailed by first class, registered or certified mail, or one (1) Banking Day after deposit with an overnight courier service if delivered by overnight courier. Borrower, the Agent and the Lenders may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     Section 12.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, the Agent and the Lenders.

     Section 12.13 Incorporation by Reference. All Exhibits and Schedules hereto are incorporated herein by this reference. Each of the other Loan Documents shall be made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth therein, and this Agreement is made subject to all of the terms, covenants, conditions, obligations, stipulations and agreements contained in the other Loan Documents to the same extent and effect as if fully set forth therein. The provisions of this Agreement, including, without limitation, provisions relating to maintenance of insurance, are in addition to, and not a limitation upon, the requirements of any other Loan Document, any guaranty or any subordination agreement.

     Section 12.14 Time of Essence. Time is of the essence under the Loan Documents.

     Section 12.15 No Joint Venture. Notwithstanding anything to the contrary herein contained or implied, the Lenders, by this Agreement, or by any action pursuant hereto, shall not be deemed to be a partner of, or a joint venturer with, Borrower, and Borrower hereby indemnifies and agrees to defend and hold the Lenders harmless, including the payment of reasonable attorneys' fees, from any Loss resulting from any judicial construction of the parties' relationship as such.

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CREDIT AGREEMENT                                                        PAGE 60
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     Section 12.16 Severability. In the event any provision of this Agreement or any of the Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not affect the validity, enforceability or legality of the remaining provisions hereof or thereof, all of which shall continue unaffected and unimpaired thereby.

     Section 12.17 Waiver of Setoff. Borrower agrees that it will not exercise any right of setoff on any of the Notes or assert any claim for reduction or credit against any of the Notes except when actual payment has been made.

     Section 12.18 Gender. As used herein, the masculine gender shall be deemed to include the feminine and the neuter and the singular number shall also include the plural.

     Section 12.19 Lenders Not in Control. None of the covenants or other provisions contained in the Loan Documents shall, or shall be deemed to, give the Lenders the rights or power to exercise control over the affairs and/or management of Borrower, the power of the Lenders being limited to the right to exercise the remedies provided in the Loan Documents, provided, however, that if the Lenders become the owner of any stock or other equity interest in any Person, whether through foreclosure or otherwise, the Lenders shall be entitled (subject to requirements of law) to exercise such legal rights as they may have by virtue of being the owner of such stock or other equity interest in such Person.

     Section 12.20 Additional Amounts Payable. If any change or the enactment, adoption or judicial or administrative interpretation of any law, regulation, treaty, guideline or directive (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) either (a) subjects any Lender or any applicable Lending Installation or the LC Issuer to any additional tax, duty, charge, deduction or withholding with respect to any of the Facilities (other than a tax measured by the net or gross income of such Lender), or (b) imposes or increases any reserve, special deposit or similar requirement on account of any of the Facilities not otherwise provided in this Agreement or (c) imposes increased minimum capital requirements on any Lender or any applicable Lending Installation or the LC Issuer on account of its issuing or maintaining any of the Facilities; and if any of the foregoing (i) results in an increase to such Lender or the applicable Lending Installation or the LC Issuer in the cost of issuing or maintaining any of the Facilities, or making any payment on account of any of the Facilities, (ii) reduces the amount of any payment receivable by such Lender or the applicable Lending Installation or the LC Issuer under this Agreement with respect to any of the Facilities, (iii) requires such Lender or the applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the gross amount of any sum received or paid by such Lender or the applicable Lending Installation or the LC Issuer pursuant to any of the Facilities, or (iv) reduces the rate of return on such Lender's or the applicable Lending Installation or the LC Issuer's capital to a level below that which such Lender or the applicable Lending Installation or the LC Issuer could otherwise have achieved (taking into consideration such party's policies with respect to Capital Adequacy), then Borrower shall pay to such Lender or the applicable Lending Installation or the LC Issuer, as additional compensation for the Facilities, such amounts as will compensate such Lender or the applicable Lending Installation or the LC Issuer for such

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CREDIT AGREEMENT                                                        PAGE 61
increased cost, payment or reduction. Within twenty (20) days after (a) the initial demand therefor and (b) presentation by a Lender of a certificate to Borrower containing a statement of the cause of such increased cost, payment or reduction and a calculation of the amount thereof (which statement and calculation shall be presumed prima facie to be correct), Borrower shall pay the additional amount payable measured from the date such change, enactment, adoption or interpretation first affects such Lender or the applicable Lending Installation or the LC Issuer.

     Section 12.21 Application of Proceeds. Notwithstanding any contrary provision of any other Loan Document, after the occurrence of a Default and acceleration of the Obligations, including, without limitation, any proceeds of collateral and recoveries under the Guaranty, shall be applied by the Agent to payment of the Obligations in the following order:

          (a) First, to payment of all reasonable costs and reasonable expenses of the Agent and the Lenders incurred in connection with the preservation, collection and enforcement of the Obligations;

          (b) Second, to the payment of that portion of the Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders in accordance with their Pro Rata Shares;

          (c) Third, to the payment of the principal amount of the Obligations, pro rata among the Lenders in accordance with their Pro Rata Shares;

          (d) Fourth, to the payment of any other Obligations not referred to above to the Agent or any of the Lenders as may be properly payable; and

          (e) Fifth, the balance, if any, after all the Obligations have been satisfied, shall be returned to Borrower.

     Section 12.22 Foreign Lender Withholding Tax. Each Lender represents and warrants to the Agent that under applicable law and treaties no taxes are required to be withheld by the Agent with respect to any payments to be made to such Lender under this Agreement and further agrees to provide such required United States tax forms or comparable statements to evidence its exemption from withholding tax in accordance with applicable United States laws and regulations, and agrees to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemptions.

     Section 12.23 Replacement of Lenders. (a) (i) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (ii) if any Lender refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 12.1 hereof, or (iii) upon a Lender charging to Borrower increased costs in excess of those being generally charged by the other Lenders, Borrower shall have the right, in accordance with the requirements of Section 11.3 hereof, if no Default will exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with an Eligible Transferee or Eligible Transferees, none of which shall constitute a Defaulting Lender at the time of replacement (collectively, the "Replacement Lender"), reasonably acceptable to the Agent and National City, provided that at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more assignments as provided in Section 11.3 hereof

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CREDIT AGREEMENT                                                        PAGE 62
pursuant to which the Replacement Lender shall acquire all the Revolving Commitments and outstanding Loans of, and in each case participation in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender and (C) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause
(A) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

     Section 12.24 Relationship of Parties; Mutual Release of Consequential Damages. The relationship between Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to Borrower. Neither the Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations. Neither the Agent, any Lender nor Borrower shall have any liability with respect to, and Borrower, each Lender and the Agent hereby waives, releases and agrees not to sue for, any special or consequential damages suffered by it in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     Section 12.25 Waiver of Jury Trial. THE LENDERS, THE AGENT AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE LENDERS, THE AGENT OR BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY THE LENDERS, THE AGENT AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDERS TO PROVIDE THE FINANCING GOVERNED BY THIS AGREEMENT.


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CREDIT AGREEMENT                                                        PAGE 63

                                SIGNATURE PAGE OF
                           CHROMCRAFT REVINGTON, INC.
                               TO CREDIT AGREEMENT




                                          "BORROWER"

                                          CHROMCRAFT REVINGTON, INC.



                                          By:______________________________

                                          Its:______________________________



Address:
1100 North Washington Street
P.O. Box 238
Delphi, Indiana 46923-0238
Facsimile: 765-564-6673
Attention: Chief Financial Officer

                                SIGNATURE PAGE OF
                          NATIONAL CITY BANK OF INDIANA
                               TO CREDIT AGREEMENT






                                               NATIONAL CITY  BANK OF INDIANA,
                                               individually and as Agent


                                               By:_____________________________

                                               Its:____________________________

                                SIGNATURE PAGE OF
                        LASALLE BANK NATIONAL ASSOCIATION
                               TO CREDIT AGREEMENT






                                               LASALLE BANK NATIONAL ASSOCIATION


                                               By:__________________________

                                               Its:_________________________

                                SIGNATURE PAGE OF
                          THE HUNTINGTON NATIONAL BANK
                               TO CREDIT AGREEMENT





                                               THE HUNTINGTON NATIONAL BANK


                                               By:___________________________

                                               Its:__________________________

                                SIGNATURE PAGE OF
                    UNION PLANTERS BANK, NATIONAL ASSOCIATION
                               TO CREDIT AGREEMENT





                                               UNION PLANTERS BANK,
                                               NATIONAL ASSOCIATION


                                               By:___________________________

                                               Its:__________________________

                                SIGNATURE PAGE OF
                          KEYBANK NATIONAL ASSOCIATION
                               TO CREDIT AGREEMENT





                                              KEYBANK NATIONAL ASSOCIATION


                                              By:___________________________

                                              Its:__________________________

                                SIGNATURE PAGE OF
                           THE NORTHERN TRUST COMPANY
                               TO CREDIT AGREEMENT





                                                 THE NORTHERN TRUST COMPANY


                                                 By:___________________________

                                                 Its:__________________________